                                                                       Exhibit 5

================================================================================
                                 IPG HOLDINGS LP




                              AMENDED AND RESTATED
                                 NOTE AGREEMENT




                          DATED AS OF DECEMBER 20, 2001



            U.S. $25,000,000 SENIOR SECURED NOTES, SERIES A, DUE 2005 U.S. $112,000,000 SENIOR SECURED NOTES, SERIES B, DUE 2009



                                  GUARANTEED BY

                          INTERTAPE POLYMER GROUP INC.
                             INTERTAPE POLYMER INC.
                             INTERTAPE POLYMER CORP.
                                 IPG FINANCE LLC
                                  IPG (US) INC.
                  AND EACH OF THE OTHER RESTRICTED SUBSIDIARIES


================================================================================

                                TABLE OF CONTENTS

                                                                                                        PAGE

1.       BACKGROUND; AMENDMENT AND RESTATEMENT............................................................1

         1.1.     Background..............................................................................1
         1.2.     Authorization of Amendment and Restatement..............................................2
         1.3.     Amendment and Restatement...............................................................2
         1.4.     Effective Date..........................................................................3
         1.5.     Guaranty Agreements.....................................................................3
         1.6.     Collateral..............................................................................3
         1.7.     Waiver of Existing Defaults.............................................................4

2.       INTEREST; PREPAYMENT OF NOTES....................................................................4

         2.1.     Interest................................................................................4
         2.2.     Prepayments.............................................................................5
         2.3.     Required Prepayments upon Equity Events.................................................6
         2.4.     Required Prepayments from Excess Cash Flow..............................................7
         2.5.     Offer to Prepay upon Change in Control..................................................9
         2.6.     Insurance and Condemnation Proceeds.....................................................10
         2.7.     Optional Prepayment with Premium........................................................10
         2.8.     Notice of Certain Optional Prepayments..................................................11
         2.9.     Application of Prepayments..............................................................11
         2.10.    Direct Payment..........................................................................11

3.       REPRESENTATIONS..................................................................................12

         3.1.     Representations of the General Partner, the Issuer and the Parent.......................12
         3.2.     Representations of the Noteholders......................................................12
         3.3.     Deemed Representations of Transferees of the Notes......................................13

4.       CONDITIONS TO THE EFFECTIVENESS OF THE AGREEMENT.................................................14

         4.1.     General Partner and Issuer Compliance Certificates......................................14
         4.2.     Parent Closing Certificates; Restricted Subsidiary Certificates.........................14
         4.3.     Guaranty Agreements.....................................................................15
         4.4.     Legal Opinions..........................................................................15
         4.5.     Security Documents; Collateral..........................................................16
         4.6.     Collateral Matters......................................................................17
         4.7.     Bank Documents..........................................................................18
         4.8.     Private Placement Numbers...............................................................18
         4.9.     Consent to Receive Service of Process...................................................18
         4.10.    Representations and Warranties..........................................................19
         4.11.    Total Debt to EBITDA Ratio..............................................................19
         4.12.    Financial Statements....................................................................19
         4.13.    Performance; No Default.................................................................19
         4.14.    Legality................................................................................19
         4.15.    Satisfactory Proceedings................................................................19
         4.16.    Payment of Special Counsel Fees and Noteholder Expenses.................................20
         4.17.    Payment of Certain Fees.................................................................20

                                                                                                        PAGE

5.       PARENT, GENERAL PARTNER AND ISSUER COVENANTS.....................................................20

         5.1.     Corporate or Partnership Existence, Etc.................................................20
         5.2.     Insurance...............................................................................21
         5.3.     Taxes; Claims for Labor and Materials; Compliance with Laws.............................24
         5.4.     Maintenance, Etc........................................................................25
         5.5.     Nature of Business......................................................................26
         5.6.     Consolidated Net Worth..................................................................26
         5.7.     Coverage Ratios.........................................................................26
         5.8.     Leverage Ratios.........................................................................27
         5.9.     Additional Limitations on Debt..........................................................29
         5.10.    Limitation on Liens.....................................................................29
         5.11.    Permitted Investments and Restricted Payments...........................................31
         5.12.    Mergers, Consolidations and Sales of Assets.............................................34
         5.13.    Interest Rate Adjustment Date Fee.......................................................36
         5.14.    Repurchase of Notes.....................................................................36
         5.15.    Transactions with Affiliates............................................................37
         5.16.    Termination of Pension Plans............................................................37
         5.17.    Designation of Restricted Subsidiaries..................................................37
         5.18.    Reports and Rights of Inspection........................................................37
         5.19.    Pari Passu Debt.........................................................................43
         5.20.    Most Favored Lender.....................................................................43
         5.21.    Limitation on Business Activities.......................................................44
         5.22.    Ownership of Subsidiaries...............................................................44
         5.23.    Limitation on Issuer Debt...............................................................44
         5.24.    No Restrictions on Distributions........................................................44
         5.25.    Limitation on Capital Expenditures......................................................44
         5.26.    Intellectual Property...................................................................45
         5.27.    No Amendments to Credit Agreement.......................................................45

6.       EVENTS OF DEFAULT AND REMEDIES THEREFOR..........................................................46

         6.1.     Events of Default.......................................................................46
         6.2.     Notice to Holders.......................................................................48
         6.3.     Acceleration of Maturities..............................................................48
         6.4.     Rescission of Acceleration..............................................................49

7.       AMENDMENTS, WAIVERS AND CONSENTS.................................................................49

         7.1.     Consent Required........................................................................49
         7.2.     Solicitation of Holders.................................................................49
         7.3.     Effect of Amendment or Waiver...........................................................50

8.       INTERPRETATION OF AGREEMENT; DEFINITIONS.........................................................50

         8.1.     Definitions.............................................................................50
         8.2.     Accounting Principles...................................................................73
         8.3.     Directly or Indirectly..................................................................73

                                                                                                        PAGE

9.       MISCELLANEOUS....................................................................................74

         9.1.     Registered Notes........................................................................74
         9.2.     Exchange of Notes.......................................................................74
         9.3.     Loss, Theft, Etc. of Notes..............................................................74
         9.4.     Expenses; Stamp Tax and Other Indemnity.................................................75
         9.5.     Powers and Rights Not Waived; Remedies Cumulative.......................................76
         9.6.     Notices.................................................................................76
         9.7.     Successors and Assigns..................................................................76
         9.8.     Survival of Covenants and Representations...............................................76
         9.9.     Severability............................................................................77
         9.10.    Governing Law...........................................................................77
         9.11.    Jurisdiction and Service in Respect of Issuer and Parent................................77
         9.12.    Payments Free and Clear of Taxes........................................................77
         9.13.    Currency of Payments; Judgments.........................................................78
         9.14.    Captions................................................................................79
         9.15.    Power of Attorney for Quebec Purposes...................................................79
         9.16.    Interest Provisions.....................................................................79
         9.17.    Language................................................................................80

                             Schedules and Exhibits


Schedule I                  -       Information as to Noteholders
Schedule II                 -       Existing Material Adverse Changes and Existing Defaults
Schedule III                -       Environmental Information

Exhibit A-1                 -       Form of Senior Secured Note, Series A, due 2005
Exhibit A-2                 -       Form of Senior Secured Note, Series B, due 2009

Exhibit B-1                 -       Representations and Warranties of the Issuer and General Partner
  Annex A                   -       Litigation

Exhibit B-2                 -       Representations and Warranties of the Parent
  Annex A                   -       Subsidiaries
  Annex B                   -       Debt and Long-Term Liens
  Annex C                   -       Locations of Assets and Head Offices
  Annex D                   -       Real Property
  Annex E                   -       Unrestricted and Inactive Subsidiaries
  Annex F                   -       Patents and Trademarks
  Annex G                   -       Claims, etc. regarding Hazardous Substances
  Annex H                   -       Hazardous Substances
  Annex I                   -       Litigation

Exhibit 4.1(a)              -       Form of Officer's Certificate of Issuer
Exhibit 4.1(b)-1            -       Form of Secretary's Certificate of General Partner
Exhibit 4.1(b)-2            -       Form of Secretary's Certificate of Issuer

Exhibit 4.2(a)              -       Form of Officer's Certificate of Parent
Exhibit 4.2(b)              -       Form of Secretary's Certificate of Parent

Exhibit 4.3(a)              -       Form of Parent Guaranty Agreement
Exhibit 4.3(b)              -       Form of Subsidiary Guaranty Agreement

Exhibit 4.5(a)              -       Form of Collateral Trust Indenture
Exhibit 4.5(b)              -       Form of Security Agreement
Exhibit 4.5(c)              -       Form of Pledge Agreement
Exhibit 4.5(d)              -       Form of Intercreditor Agreement

Exhibit 4.6(b)              -       Form of U.S. Environmental Indemnification Agreement
Exhibit 4.6(c)              -       Form of Canadian Environmental Indemnification Agreement

                                 IPG HOLDINGS LP
                              110E Montee de Liesse
                           St. Laurent, Quebec H4T 1N4
                                     Canada

                       AMENDED AND RESTATED NOTE AGREEMENT

          Re: U.S. $25,000,000 Senior Secured Notes, Series A Due 2005
            U.S. $112,000,000 Senior Secured Notes, Series B Due 2009

                                  Guaranteed By

                          Intertape Polymer Group Inc.
                             Intertape Polymer Inc.
                             Intertape Polymer Corp.
                                 IPG Finance LLC
                                  IPG (US) Inc.
                        and other Restricted Subsidiaries

                                                   Dated as of December 20, 2001

To the Noteholders named in Schedule I hereto which are signatories to this Agreement

Ladies and Gentlemen:

     The undersigned, IPG HOLDINGS LP, a limited partnership formed under the laws of the State of Delaware (the "ISSUER"), INTERTAPE POLYMER INC., a Canadian corporation and general partner of the Issuer (the "GENERAL PARTNER") and INTERTAPE POLYMER GROUP INC., a Canadian corporation (the "PARENT" and, together with the Issuer and the General Partner, the "OBLIGORS"), jointly and severally, agree with each of the Persons named in Schedule I hereto (collectively, the "NOTEHOLDERS") as follows:

1.       BACKGROUND; AMENDMENT AND RESTATEMENT

         1.1.     BACKGROUND.

         The Issuer issued (a) Twenty-Five Million United States Dollars (U.S. $25,000,000) in aggregate principal amount of its 7.66% Senior Guaranteed Notes, Series A, due May 31, 2005 (the "EXISTING SERIES A NOTES") and (b) One Hundred Twelve Million United States Dollars (U.S. $112,000,000) in aggregate principal amount of its 7.81% Senior Guaranteed Notes, Series B, due May 31, 2009 (the "EXISTING SERIES B NOTES" and, together with the Existing Series A Notes, the "EXISTING NOTES"), pursuant to those certain separate Note Agreements, each dated as of July 1, 1999 (collectively, as amended from time to time prior to the date hereof, the "EXISTING NOTE AGREEMENT"), among it, the General Partner, the Parent and each of the purchasers named in Schedule I thereto. The Existing Notes are substantially in the form of Exhibit A-1 and Exhibit A-2, as the case may be, attached to the Existing Note Agreement. Each of the Noteholders is as of the Effective Date a holder of the aggregate principal amount of the Existing Notes indicated opposite its name in Schedule I hereto. Pursuant to the Existing Note Agreement, among other things, each of the Parent and IPG (US) Inc. entered into those separate guaranty agreements, each dated as of July 1, 1999 (collectively, the "EXISTING GUARANTY AGREEMENTS"), pursuant to which the Parent and IPG (US) Inc. each unconditionally guaranteed the obligations of the Issuer under the Existing Note Agreement and the Existing Notes. The Obligors have requested the amendment and restatement, in their entirety, of the Existing Note Agreement and the Existing Notes as provided for in this Agreement, and the replacement of the Existing Guaranty Agreements as contemplated hereby.

         1.2.     AUTHORIZATION OF AMENDMENT AND RESTATEMENT.

         Each of the Obligors hereby authorizes, agrees and consents to the amendment and restatement in their entirety of the Existing Note Agreement and the Existing Notes as provided for herein. The Existing Series A Notes, as amended and restated in the form of Exhibit A-1 to this Agreement, shall be hereinafter referred to, individually, as a "SERIES A NOTE" and, collectively, as the "SERIES A NOTES." The Existing Series B Notes, as amended and restated in the form of Exhibit A-2 to this Agreement, shall be hereinafter referred to, individually, as a "SERIES B NOTE" and, collectively, as the "SERIES B NOTES." The Series A Notes and the Series B Notes are herein sometimes collectively referred to as the "NOTES" and individually referred to as a "NOTE". The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement, and each Note delivered in substitution or exchange for any such Note. The obligations of the Issuer under the Notes and this Agreement shall be unconditionally guaranteed by the General Partner, the Parent and each of the other Restricted Subsidiaries. The Notes shall be secured pursuant to and entitled to all of the applicable benefits of the Security Documents.

         1.3.     AMENDMENT AND RESTATEMENT.

         Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 of this Agreement on or before December 27, 2001, each Noteholder, by its execution of this Agreement, hereby agrees and consents to
(a) the amendment and restatement in its entirety of the Existing Note Agreement by this Agreement and, upon the satisfaction or waiver of such conditions precedent, the Existing Note Agreement is hereby so amended and restated, (b) the amendment and restatement in their entirety of the Existing Notes and (c) the replacement of the Existing Guaranty Agreements, and, upon the satisfaction or waiver of such conditions precedent, the Existing Notes are hereby amended and restated in their entirety in the forms attached hereto as Exhibit A-1 and Exhibit A-2, as the case may be, and the Existing Guaranty Agreements are hereby terminated and of no further force or effect and replaced with the Parent Guaranty Agreement and the Subsidiary Guaranty Agreement. Upon the satisfaction or waiver of such conditions precedent, the Existing Notes shall be, without any further action required on the part of any other Person, deemed to be automatically amended and restated to conform to and have the terms provided in the forms attached hereto as Exhibit A-1 and Exhibit A-2, as the case may be. Upon the request of any Noteholder, the Issuer shall deliver a Note, as amended and restated in the form attached hereto as Exhibit A-1 or Exhibit A-2, as the case may be, against surrender of the related Existing Note.

         1.4.     EFFECTIVE DATE.

         Subject to the satisfaction or waiver of the conditions set forth in
Section 4 of this Agreement, the closing of the transactions contemplated by this Agreement will be held on December 27, 2001 (the "EFFECTIVE DATE") at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York.

         1.5.     GUARANTY AGREEMENTS.

         The payment by the Issuer of all amounts due with respect to the Notes and performance of all obligations of the Issuer under this Agreement and the Collateral Trust Indenture will be unconditionally guaranteed (a) by the Parent and the General Partner under a guaranty agreement to be dated as of the Effective Date (as the same may be amended from time to time, the "PARENT GUARANTY AGREEMENT") from the Parent and the General Partner, and (b) by each of the other Restricted Subsidiaries under a guaranty agreement to be dated as of the Effective Date (as the same may be amended from time to time, the "SUBSIDIARY GUARANTY AGREEMENT") from each of such Restricted Subsidiaries. The Parent Guaranty Agreement and the Subsidiary Guaranty Agreement are hereafter referred to collectively as the "GUARANTY AGREEMENTS" and individually as a "GUARANTY AGREEMENT".

         1.6.     COLLATERAL.

         The Notes and the Guaranty Agreements will be secured pursuant to and entitled to all of the applicable benefits of the Security Documents. In the event that at any time after the Effective Date (a) the Parent shall have maintained an Acceptable Rating at all times during each of its two previous fiscal quarters in respect of the long-term, senior unsecured Debt of the Issuer and (b) Total Debt, determined as of the end of each of the four most recently ended fiscal quarters of the Parent, does not exceed two hundred fifty percent (250%) of EBITDA for the period of four consecutive fiscal quarters of the Parent ended at the end of each of such four most recently ended fiscal quarters of the Parent, the Parent may give written notice to each holder of Notes (which notice shall include copies of the letters to the Parent from Standard & Poor's or Moody's evidencing that such Acceptable Rating is in full force and effect and has been in full force and effect at all times during each of the two previous fiscal quarters of the Parent immediately preceding the date of such notice) requesting that the holders of the Notes agree not to direct the U.S. Collateral Trustee or the Canadian Collateral Trustee to enforce any of the provisions of the Security Documents, commencing on a date specified in such notice (the "COLLATERAL SUSPENSION DATE") that is not less than ten (10) Business Days after the date of such notice. The holders of the Notes agree not to direct the U.S. Collateral Trustee or the Canadian Collateral Trustee to, and the holders of the Notes shall not, take any action to enforce or to exercise any rights or remedies under or in respect of any of the provisions of the Security Documents for the period commencing on the Collateral Suspension Date and ending on the earliest date on which the Collateral Suspension Conditions shall not continue to be satisfied (the "COLLATERAL SUSPENSION PERIOD"), provided that the holders of the Notes, the U.S. Collateral Trustee and the Canadian Collateral Trustee shall have received an officer's certificate, executed by a Senior Officer and dated the Collateral Suspension Date, specifying that each of the applicable Collateral Suspension Conditions are satisfied as of such date. If at any time after the Collateral Suspension Date any of the Collateral Suspension Conditions shall not continue to be satisfied (other than clause (d) in the definition of "Collateral Suspension Conditions"), the foregoing agreement of the holders of the Notes not to so direct the U.S. Collateral Trustee or the Canadian Collateral Trustee, and to not take any such action, shall no longer be in effect and the holders of the Notes shall be free to so direct the U.S. Collateral Trustee and the Canadian Collateral Trustee to take any and all permitted actions under any of the Security Documents and to take any actions permitted to be taken by the Noteholders thereunder. The provisions of Section 5.10 shall continue to apply during the Collateral Suspension Period. At any time that there is no Debt outstanding under the Credit Agreement, and each of the Bank Term Facilities and Bank Facility A shall have been terminated, if any member of the Restricted Group enters into a successor revolving credit facility to replace Bank Facility A which is not secured by any Liens on any property of any member of the Restricted Group, and the Collateral Suspension Conditions shall continue to be satisfied at such time, the holders of the Notes shall direct the U.S. Collateral Trustee and the Canadian Collateral Trustee to fully release the Liens granted under the Security Documents.

         1.7.     WAIVER OF EXISTING DEFAULTS.

         Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 of this Agreement on or before December 27, 2001, each Noteholder, by its execution of this Agreement, hereby permanently and irrevocably waives its rights arising out of Defaults and Events of Defaults described on Schedule II hereto, provided that such waiver shall have no effect on any Default or Event of Default occurring after the Effective Date arising in connection with any provisions of this Agreement, including any provisions which are similar to those giving rise to the Defaults and Events of Default set forth on Schedule II.

2.       INTEREST; PREPAYMENT OF NOTES

         2.1.     INTEREST.

         Interest shall accrue on the unpaid principal balance of the Notes on the basis of a 360-day year of twelve 30-day months as follows:

                  (a) Series A Notes. Each Series A Note will bear interest on the unpaid principal balance thereof at a rate equal to:

                           (i)      prior to the Effective Date, 7.66% per
                  annum;

                           (ii) from and after the Effective Date and prior to May 1, 2002, 9.91% per annum; and

                           (iii) from and after May 1, 2002, (A) for each date prior to an Interest Rate Adjustment Date, the lesser of
                  (x) the highest interest rate allowed by applicable law on the Series A Notes, and (y) 9.91% per annum plus the Applicable Adjustment Margin as of such date and (B) for each date on or after an Interest Rate Adjustment Date, 9.91% per annum.

                  (b) Series B Notes. Each Series B Note will bear interest on the unpaid principal balance thereof at a rate equal to:

                           (i)      prior to the Effective Date, 7.81% per
                  annum;

                           (ii) from and after the Effective Date and prior to May 1, 2002, 10.06% per annum; and

                           (iii) from and after May 1, 2002, (A) for each date prior to an Interest Rate Adjustment Date, the lesser of
                  (x) the highest interest rate allowed by applicable law on the Series B Notes, and (y) 10.06% per annum plus the Applicable Adjustment Margin as of such date and (B) for each date on or after an Interest Rate Adjustment Date, 10.06% per annum.

         Interest on each Series A Note and Series B Note shall be payable, in arrears, semi-annually on the last day of each May and November in each year, commencing May 31, 2002, until the full principal amount of such Note shall have been paid. Interest shall accrue on any overdue principal (including any overdue prepayment of principal and Make-Whole Amount, if any), and (to the extent permitted by applicable law) on any overdue installment of interest on the Notes both before and after demand and judgment at a rate per annum equal to the Applicable Default Rate.

         2.2.     PREPAYMENTS.

                  (a) Series A Notes. Except as set forth in Section 2.3 through
         Section 2.5, or as contemplated by the required offers to prepay with insurance or condemnation proceeds as set forth in the Intercreditor Agreement, neither the Issuer nor any Obligor shall be required to make an offer to prepay the Series A Notes and the Series A Notes are not subject to prepayment or redemption prior to their expressed maturity date.

                  (b) Series B Notes. Subject to the provisions of Section 2.9(b), the Issuer agrees that on May 31 and November 30 in each year, commencing November 30, 2005 and ending November 30, 2008, both inclusive, the Issuer will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series B Notes, an amount equal to the lesser of (i) U.S. $13,440,000 and (ii) the principal amount of the Series B Notes then outstanding. The entire remaining principal amount of the Series B Notes shall become due and payable on May 31, 2009. No premium shall be payable in connection with any required prepayment made pursuant to this Section 2.2. Except as set forth in this Section 2.2, in Section 2.3 through Section 2.5, or as contemplated by the required offers to prepay with insurance or condemnation proceeds as set forth in the Intercreditor Agreement, neither the Issuer nor any Obligor shall be required to make any offer to prepay the Series B Notes and the Series B Notes are not subject to prepayment or redemption prior to their expressed maturity date.

                  (c) Tax Cap. Notwithstanding anything else contained herein or in any of the other Financing Documents, neither the Issuer nor any Obligor shall be required to prepay, or offer to prepay, more than twenty-five percent (25%) of the aggregate principal amount of any Note of any Series prior to the day following the fifth (5th) anniversary of the Original Closing Date (in aggregate for all prepayments made in respect of such Note required under Section 2.2 through Section 2.4 and prepayments made with insurance or condemnation proceeds as set forth in the Intercreditor Agreement), except in the circumstances permitted by clauses 212(1)(b)(vii)(C) to (F) inclusive of the Income Tax Act (Canada). For the avoidance of doubt, this Section 2.2(c) shall not be construed to reduce, limit or affect any other payments under this Agreement or the other Financing Documents.

         2.3.     REQUIRED PREPAYMENTS UPON EQUITY EVENTS.

                  (a) Notice of Equity Event. At all times prior to the first date after which any member of the Restricted Group shall have received Equity Event Proceeds in respect of Equity Events occurring after the Effective Date in an aggregate amount equal to at least the outstanding principal amount under Bank Facility B on such date, other than Equity Events to the extent arising out of the exercise of employee stock options in the ordinary course at an exercise price up to an aggregate maximum amount of $5,000,000 per fiscal year of the Parent, the Issuer will, on the date of receipt of such Equity Event Proceeds by such member of the Restricted Group, give written notice of such Equity Event to each holder of Notes. Subject to the provisions of Section 2.2(c), such notice shall contain and constitute an offer to prepay the Notes of such holder, at par and without payment of the Make-Whole Amount, on a date specified in such notice (the "EQUITY EVENT PREPAYMENT DATE") that is not more than forty-five (45) days after the date of such notice, in a principal amount equal to the Pro Rata Share of such holder at such time, multiplied by the Equity Event Payment in respect of such Equity Event, multiplied by the Tax Percentage Limit in respect of the amount of such Equity Event Payment at such time. For the avoidance of doubt, the Equity Event Proceeds received by the members of the Restricted Group in respect of any Equity Event shall be subject to the provisions of this Section 2.3 only to the extent that such Equity Event Proceeds, together with all Equity Event Proceeds theretofore received by the members of the Restricted Group after the Effective Date, do not exceed the outstanding principal amount under Bank Facility B as of the date on which the applicable Equity Event Proceeds are so received.

                  (b) Acceptance; Rejection. At any time prior to twenty (20) days after any holder of Notes shall have received such written offer pursuant to Section 2.3(a), such holder may accept the offer to prepay made pursuant to this Section 2.3 by causing a notice of such acceptance to be delivered to the Issuer. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section
         2.3 with a timely notice of acceptance shall be deemed to constitute a rejection of such offer by such holder. Within three days after the end of such 20-day period, the Issuer shall offer, in writing, to each holder of Notes that shall have accepted its offer to prepay made pursuant to this Section 2.3, to prepay on such Equity Event Prepayment Date an additional portion of such holder's Notes as provided in
         Section 2.3(a) in a principal amount equal to its ratable share (based upon the ratio of the outstanding principal amount of Notes held by such holder at such time to the aggregate outstanding principal amount of Notes held at such time by all holders which have also accepted their respective offers to prepay made pursuant to this Section 2.3) of the portion of the Equity Event Payment as to which such offers to prepay were rejected or deemed rejected, multiplied by the Tax Percentage Limit in respect of such portion at such time (a "REMNANT EQUITY EVENT PREPAYMENT"). To accept any Remnant Equity Event Prepayment under this Section 2.3(b), a holder of

         Notes shall cause a written notice of such acceptance to be delivered to the Issuer not later than eight (8) days after the date of receipt by such holder of such offer of the Remnant Equity Event Prepayment (it being understood that the failure by a holder to accept such offer of the Remnant Equity Event Prepayment as provided herein prior to the end of such eight-day period shall be deemed to constitute a rejection of said Remnant Equity Event Prepayment, and that any Remnant Equity Event Prepayment so rejected shall be reoffered, in the same manner, and subject to the applicable Tax Percentage Limit, pro rata, to any other holders which have accepted their respective offers of the applicable Remnant Equity Event Prepayments). If after such Equity Event Prepayment Date any portion of a Remnant Equity Event Prepayment has not been accepted, such remaining amount shall be offered to reduce the Commitment of the Bank Term Facilities.

                  (c) Prepayment. Each prepayment of Notes pursuant to this
         Section 2.3 shall be at a price equal to 100% of the principal amount being prepaid with respect to such Notes, together with interest on such principal amount accrued to the Equity Event Prepayment Date, but without any Make-Whole Amount. The prepayment shall be made on the Equity Event Prepayment Date.

                  (d) Officer's Certificate. Each offer and reoffer to prepay the Notes pursuant to this Section 2.3 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying:

                           (i)      that such offer is made pursuant to this
                  Section 2.3;

                           (ii)     the Equity Event Prepayment Date;

                           (iii) the last date upon which the offer or reoffer can be accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in Section 2.3(b);

                           (iv) the portion of the principal amount of the applicable holder's Notes offered to be prepaid, setting forth the details of such computation;

                           (v) the interest that would be due on the portion of such principal amount offered to be prepaid, accrued to the Equity Event Prepayment Date; and

                           (vi) in reasonable detail, the nature and date of the applicable Equity Event.

         2.4.     REQUIRED PREPAYMENTS FROM EXCESS CASH FLOW.

                  (a) Offer to Prepay from Excess Cash Flow. On each Excess Cash Flow Notice Date after March 31, 2002, the Issuer will deliver to each holder of Notes at such time a written offer to prepay the Notes of such holder, at par and without payment of the Make-Whole Amount, on the date specified in such notice, which date shall be no later than forty-five (45) days after such Excess Cash Flow Notice Date (the "EXCESS CASH FLOW PREPAYMENT DATE"), in a principal amount equal to the Pro Rata Share of such holder at such time, multiplied by the Excess Cash Flow Payment with respect to such Excess Cash Flow Prepayment Date, multiplied by the Tax Percentage Limit in respect of the amount of such Excess Cash Flow Payment at such time.

                  (b) Acceptance; Rejection. At any time prior to twenty (20) days after any holder of Notes shall have received such written offer pursuant to Section 2.4(a), such holder may accept the offer to prepay made pursuant to this Section 2.4 by causing a notice of such acceptance to be delivered to the Issuer. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section
         2.4 with a timely notice of acceptance shall be deemed to constitute a rejection of such offer by such holder. Within three days after the end of such 20-day period, the Issuer shall offer, in writing, to each holder of Notes that shall have accepted its offer to prepay made pursuant to this Section 2.4, to prepay on the Excess Cash Flow Prepayment Date an additional portion of such holder's Notes as provided in Section 2.4(a) in a principal amount equal to its ratable share (based upon the ratio of the outstanding principal amount of Notes held by such holder at such time to the aggregate outstanding principal amount of Notes held at such time by all holders which have also accepted their respective offers to prepay made pursuant to this
         Section 2.4) of the portion of the Excess Cash Flow Payment as to which such offers to prepay were rejected or deemed rejected, multiplied by the Tax Percentage Limit in respect of such portion at such time (a "REMNANT EXCESS CASH FLOW PREPAYMENT"), multiplied by the Tax Percentage Limit in respect of such amount of such Remnant Excess Cash Flow Prepayment at such time. To accept any Remnant Excess Cash Flow Prepayment under this Section 2.4(b), a holder of Notes shall cause a written notice of such acceptance to be delivered to the Issuer not later than eight (8) days after the date of receipt by such holder of such offer of the Remnant Excess Cash Flow Prepayment (it being understood that the failure by a holder to accept such offer of the Remnant Excess Cash Flow Prepayment as provided herein prior to the end of such eight-day period shall be deemed to constitute a rejection of said Remnant Excess Cash Flow Prepayment). If after the Excess Cash Flow Prepayment Date any portion of a Remnant Excess Cash Flow Prepayment has not been accepted, such remaining amount shall be offered to reduce the Commitment of the Bank Term Facilities.

                  (c) Prepayment. Each prepayment of Notes pursuant to this
         Section 2.4 shall be at a price equal to 100% of the principal amount being prepaid with respect to such Notes together with interest on such principal amount accrued to the Excess Cash Flow Prepayment Date, but without any Make-Whole Amount. The prepayment shall be made on such Excess Cash Flow Prepayment Date.

                  (d) Officer's Certificate. Each offer and reoffer to prepay the Notes pursuant to this Section 2.4 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying:

                           (i)      that such offer is made pursuant to this
                  Section 2.4;

                           (ii)     the Excess Cash Flow Prepayment Date;

                           (iii) the last date upon which the offer or reoffer can be accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in Section 2.4(b);

                           (iv) the portion of the principal amount of the applicable holder's Notes offered to be prepaid, setting forth the details of such computation;

                           (v) the interest that would be due on the portion of such principal amount offered to be prepaid, accrued to the Excess Cash Flow Prepayment Date; and

                           (vi) in reasonable detail, the computation of Excess Cash Flow in respect of which the Excess Cash Flow Payment is being calculated.

                  (e) Bank Facility B. Notwithstanding anything else contained in this Section 2.4, the Issuer will not be obligated to prepay any Notes until Five Million United States Dollars (U.S. $5,000,000) in principal amount of the outstanding loans under Bank Facility B shall have been repaid pursuant to the provisions of Section 9.2.2 of the Credit Agreement (as in effect on the date of this Agreement).

         2.5.     OFFER TO PREPAY UPON CHANGE IN CONTROL.

                  (a)      Notice and Offer.  In the event of either

                           (i)      a Change in Control, or

                           (ii) the obtaining of knowledge of a Control Event by any officer of any Obligor,

         then the Issuer will, within 3 Business Days of (x) such Change in Control or (y) the obtaining of knowledge of such Control Event (including via the receipt of notice of a Control Event from any holder of Notes), as the case may be, give written notice of such Change in Control or Control Event to each holder of Notes. In the event of a Change in Control, such written notice shall contain and constitute an offer to prepay all, but not less than all, of the Notes of each Series held by such holder, at par and without payment of the Make-Whole Amount, on a date specified in such notice (in respect of such Change in Control, the "CONTROL PREPAYMENT DATE") that is not less than 30 days and not more than 120 days after the date of such notice. In no event will any Obligor take any action, or permit any Subsidiary to take any action, to permit a Change in Control to occur prior to the Control Prepayment Date. Any payment made pursuant to this Section 2.5 shall not be reduced, limited or affected by the provisions of Section 2.2(c).

                  (b) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 2.5 by causing a notice of such acceptance or rejection to be delivered to the Issuer not later than 14 days after the date of receipt by such holder of the written offer of such prepayment. If so accepted, such offered prepayment shall be due and payable on the Control Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this
         Section 2.5 shall be deemed to constitute a rejection of such offer by such holder.

                  (c) Prepayment. Each prepayment of Notes pursuant to this
         Section 2.5 shall be at a price equal to 100% of the principal amount being prepaid with respect to such Notes, together with interest on such principal amount accrued to the Control Prepayment Date, but without any Make-Whole Amount. The prepayment shall be made on the Control Prepayment Date.

                  (d) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 2.5 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying:

                           (i)      that such offer is made pursuant to this
                  Section 2.5;

                           (ii)     the Control Prepayment Date;

                           (iii) the last date upon which the offer can be accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in
                  Section 2.5(b);

                           (iv) the principal amount of each Note offered to be prepaid;

                           (v) the interest that would be due on each Note offered to be prepaid, accrued to the Control Prepayment Date; and

                           (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

         2.6.     INSURANCE AND CONDEMNATION PROCEEDS.

         Each prepayment of the principal amount of Notes with insurance or condemnation proceeds made pursuant to the provisions of the Intercreditor Agreement shall be made at 100% of the principal amount being prepaid together with interest on such principal amount accrued to the date of prepayment but without Make-Whole Amount, and shall be subject to the provisions of Section 2.2(c).

         2.7.     OPTIONAL PREPAYMENT WITH PREMIUM.

         Subject to Section 2.9, the Issuer shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes of both Series, either in whole or in part (but if in part then in a minimum principal amount of U.S. $1,000,000 in the aggregate) by payment of the principal amount of the Notes or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of the date which is three (3) Business Days prior to the date of such prepayment pursuant to this Section 2.7.

         2.8.     NOTICE OF CERTAIN OPTIONAL PREPAYMENTS.

         The Issuer will give notice of any prepayment of the Notes of both Series pursuant to Section 2.7 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying
(a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that a Make-Whole Amount may be payable, (d) the date when such Make-Whole Amount will be calculated, (e) the estimated Make-Whole Amount, and
(f) the accrued interest applicable to the prepayment as of the prepayment date. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the Make-Whole Amount, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two (2) Business Days prior to the prepayment date specified in such notice, the Issuer shall provide each holder of a Note written notice of the Make-Whole Amount, if any, payable in connection with such prepayment and, whether or not any Make-Whole Amount is payable, a reasonably detailed computation of the Make-Whole Amount.

         2.9.     APPLICATION OF PREPAYMENTS.

                  (a) In the case of each optional partial prepayment of the Notes pursuant to Section 2.7, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of both Series then outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Each optional partial prepayment of the Series B Notes pursuant to Section 2.7 shall be applied in inverse order of maturity.

                  (b) Upon any partial prepayment of the Series B Notes pursuant to Section 2.3 through Section 2.5 or repurchase of Series B Notes pursuant to Section 5.14, or any partial prepayment with insurance or condemnation proceeds as contemplated by the Intercreditor Agreement, the principal amount of the payment required at maturity of the Series B Notes and each required prepayment of Series B Notes that becomes due under Section 2.2(b) on or after the date of such prepayment or repurchase shall be reduced in the same proportion as the aggregate unpaid principal amounts of the Series B Notes are reduced as a result of such prepayment or repurchase.

         2.10.    DIRECT PAYMENT.

         Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by any Noteholder or a nominee of any Noteholder or owned by any subsequent Institutional Holder which has given written notice to the Issuer requesting that the provisions of this Section 2.10 shall apply, the Issuer will punctually pay when due the principal thereof, interest thereon and Make-Whole Amount, if any, due with respect to said principal, without any presentment thereof, directly to such Noteholder, nominee or subsequent Institutional Holder at the address set forth in Schedule I hereto for such Noteholder or nominee or such other address as such Noteholder, nominee or subsequent Institutional Holder may from time to time designate in writing to the Issuer or, if a bank account with a United States bank is designated for such Noteholder or nominee on Schedule I hereto or in any written notice to the

Issuer from such Noteholder, nominee or subsequent Institutional Holder, the Issuer will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Noteholder, nominee or subsequent Institutional Holder may from time to time direct in writing.

3.       REPRESENTATIONS

         3.1.     REPRESENTATIONS OF THE GENERAL PARTNER, THE ISSUER AND THE
         PARENT.

                  (a) The General Partner and the Issuer represent and warrant that all representations and warranties set forth in Exhibit B-1 are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

                  (b) The Parent represents and warrants that all representations and warranties set forth in Exhibit B-2 are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

         3.2.     REPRESENTATIONS OF THE NOTEHOLDERS.

         Each Noteholder represents that, by agreeing to the amendment and restatement of the Existing Note Agreement and the Existing Notes, it is specifically understood and agreed that such Noteholder holds the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of property of such Noteholder or such pension or trust funds shall at all times be within its or their control. Each Noteholder understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

         Each Noteholder represents, with respect to the funds with which such Noteholder paid the purchase price of the Existing Notes purchased by it (whether upon the original issuance thereof or by transfer from a prior holder thereof), that at least one of the following statements is an accurate representation as to each source of such funds (a "SOURCE");

                  (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners (the "NAIC") Annual Statement filed with such Noteholder's state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Noteholder has disclosed to the obligors in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Issuer or the Parent and (ii) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer and the Parent in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer and the Parent in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 3.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         3.3.     DEEMED REPRESENTATIONS OF TRANSFEREES OF THE NOTES.

         Any transferee of any Note, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 3.2 with respect to the Source of the funds with which such transferee paid the purchase price of such Note.

4.       CONDITIONS TO THE EFFECTIVENESS OF THE AGREEMENT

         The Existing Note Agreement and the Existing Notes shall be amended and restated in their entirety as provided in Section 1.3 upon the satisfaction or waiver by each of the Noteholders of each of the following conditions precedent:

         4.1.     GENERAL PARTNER AND ISSUER COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. Each Noteholder shall have received a certificate dated the Effective Date, signed by the President or a Vice President of the General Partner on behalf of the Issuer and as an authorized officer of the General Partner, substantially in the form set out in Exhibit 4.1(a), certifying that the conditions specified in Sections 4.10 and 4.11 have been fulfilled and that no Default or Event of Default shall have occurred and be continuing on the Effective Date.

                  (b) Secretary's Certificate. Each Noteholder shall have received: (i) a certificate signed by the Secretary of the General Partner on behalf of the Issuer and (ii) a certificate of the Secretary of the General Partner, each dated the Effective Date, certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Financing Documents to which the General Partner and the Issuer, respectively, are parties, substantially in the forms set out in Exhibit 4.1(b)-1 and Exhibit 4.1(b)-2, respectively.

         4.2.     PARENT CLOSING CERTIFICATES; RESTRICTED SUBSIDIARY
         CERTIFICATES.

                  (a) Officer's Certificate. Each Noteholder shall have received a certificate dated the Effective Date, signed by the President or Vice President, Finance and Administration, of the Parent, substantially in the form set out in Exhibit 4.2(a), certifying that the conditions specified in Sections 4.10 and 4.11 have been fulfilled and that no Default or Event of Default shall have occurred and be continuing on the Effective Date and confirming that, with the exception of the Unrestricted Subsidiaries, all of the Parent's Subsidiaries as of the Effective Date are and shall remain Restricted Subsidiaries during the term of this Agreement unless such Restricted Subsidiaries are sold, transferred or dissolved as permitted in accordance with the terms hereof.

                  (b) Parent Secretary's Certificate. Each Noteholder shall have received a certificate signed by the Secretary of the Parent, dated the Effective Date, certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Financing Documents to which the Parent is a party, substantially in the form set out in Exhibit 4.2(b).

                  (c) Restricted Subsidiary Secretary's Certificate. Each Noteholder shall have received a certificate signed by the Secretary of each other Restricted Subsidiary, dated the Effective Date, certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Financing Documents to which such Restricted Subsidiary is a party, substantially in the form set out in Exhibit 4.2(c).

         4.3.     GUARANTY AGREEMENTS.

         Each Noteholder shall have received the Parent Guaranty Agreement and the Subsidiary Guaranty Agreement, each duly authorized, executed and delivered by the Parent, the General Partner and each of the Restricted Subsidiaries, as the case may be, substantially in the forms set out in Exhibit 4.3(a) and
Exhibit 4.3(b), respectively, and each of the Guaranty Agreements shall be in full force and effect.

         4.4.     LEGAL OPINIONS.

         Each Noteholder shall have received opinions, dated the Effective Date, from

                  (a) Morgan, Lewis & Bockius LLP, special U.S. counsel for the Obligors and the Restricted Subsidiaries,

                  (b) Stikeman, Elliott, Canadian counsel for the Obligors and the Restricted Subsidiaries,

                  (c) Bingham Dana LLP, special counsel for the Noteholders,

                  (d) Shipman & Goodwin LLP, counsel for the U.S. Collateral Trustee,

                  (e) Morgan, Lewis & Bockius LLP, special Florida counsel for the Restricted Subsidiaries,

                  (f) Nelson Mullins Riley & Scarborough, LLP, special South Carolina counsel for the Restricted Subsidiaries,

                  (g) Kaufman & Canoles, special Virginia counsel for certain Restricted Subsidiaries,

                  (h) Stikeman, Elliott, special Canadian local counsel for the Obligors and the Restricted Subsidiaries, and

                  (i) Stewart McKelvey Stirling Scales, special Canadian local counsel for the Obligors and certain Restricted Subsidiaries,

         each in form and substance satisfactory to such Noteholder covering such matters pertaining to the transactions contemplated hereunder as such Noteholder may reasonably request. Each of the Obligors hereby requests and directs its counsel named in the foregoing clauses (a), (b), (e), (f), (g), (h) and (i) to deliver such opinions to each of the Noteholders. The Obligors hereby acknowledge that in acceding to the amendment and restatement of the Existing Note Agreement and the Existing Notes pursuant hereto, the Noteholders will be relying on, among other things, the opinions of such counsel for the Obligors and such Restricted Subsidiaries.

         4.5.     SECURITY DOCUMENTS; COLLATERAL.

                  (a) Collateral Trust Indenture. Each of the Restricted Subsidiaries (other than those organized under the laws of Canada or any jurisdiction in Canada), the Noteholders, the Banks and State Street Bank and Trust Company shall have executed and delivered a collateral trust indenture (as amended, supplemented or otherwise modified from time to time, the "COLLATERAL TRUST INDENTURE"), substantially in the form of Exhibit 4.5(a).

                  (b) U.S. Mortgages. Each of the Obligors and the Restricted Subsidiaries shall have executed and delivered mortgages and deeds of trust and assignments of leases and rents, as applicable (collectively, the "U.S. MORTGAGES"), with respect to all real property (other than Excluded Non-Mortgaged Properties) located in any jurisdiction in the United States and owned or leased by such Obligor or such Restricted Subsidiary, in favor of the U.S. Collateral Trustee, securing such Obligor's or such Restricted Subsidiary's obligations under this Agreement, the Notes, the Parent Guaranty Agreement or the Subsidiary Guaranty Agreement, as the case may be, and the obligations of such Obligor or Restricted Subsidiary in respect of Bank Facility A and the Bank Term Facilities.

                  (c) Canadian Mortgages and Security Documents. Each of the Obligors and the Restricted Subsidiaries that is organized under the laws of Canada or any jurisdiction in Canada shall have executed and delivered (i) each of the deeds of hypothec, mortgages, pledge agreements, general security agreements and other documents related thereto (collectively, the "CANADIAN MORTGAGES") with respect to all real and personal property located in any jurisdiction in Canada held by such Obligor or such Restricted Subsidiary, in favor of the Canadian Collateral Trustee, securing such Obligor's or such Restricted Subsidiary's obligations under this Agreement, the Notes, the Parent Guaranty Agreement or the Subsidiary Guaranty Agreement, as the case may be, and Bank Facility A and the Bank Term Facilities and (ii) each of the other agreements and instruments executed or to be executed pursuant to the terms of the Canadian Mortgages and such other agreements and instruments, as are required by the Noteholders or the Canadian Collateral Trustee, in form and substance reasonably acceptable to the Noteholders (collectively, together with the Canadian Mortgages, and as amended, supplemented or otherwise modified from time to time, the "CANADIAN SECURITY DOCUMENTS").

                  (d) Security Agreement and Pledge Agreement. Each of the Obligors and the Restricted Subsidiaries (other than any such Person that is organized under the laws of Canada or any jurisdiction in Canada) shall have executed and delivered to the U.S. Collateral Trustee a Security Agreement, substantially in the form of Exhibit 4.5(b) (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") and a Pledge Agreement, substantially in the form of Exhibit 4.5(c) (as amended, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT"), each securing the indebtedness and obligations of such

         Obligor or Restricted Subsidiary under this Agreement, the Notes, the Parent Guaranty Agreement or the Subsidiary Guaranty Agreement, as the case may be, and the obligations of such Obligor or Restricted Subsidiary in respect of Bank Facility A and the Bank Term Facilities with a Lien encumbering certain personal property of such Obligors and Restricted Subsidiaries and the pledge of Equity Interests in and Debt owed by Restricted Subsidiaries to such Obligor or Restricted Subsidiary, respectively.

                  (e) Collateral. The Security Documents shall be in full force and effect. All actions necessary to perfect the Liens of the U.S. Collateral Trustee and the Canadian Collateral Trustee in the Collateral (including, without limitation, the filing of all appropriate financing statements and the recording of all appropriate documents with appropriate public officials) shall have been taken in accordance with the terms and provisions of the Security Documents, to the extent that such actions are permitted under applicable law. The Liens of the U.S. Collateral Trustee and the Canadian Collateral Trustee in the Collateral shall be valid and enforceable and the Collateral shall be subject to no other Liens, other than Permitted Liens, Liens to be discharged pursuant to the undertaking contemplated by Section 4.6(e) and any other Liens acceptable to the Noteholders. All recording, subscription and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings shall have been paid, or caused to be paid, in full by the Obligors to the extent then required in accordance with the terms of the Security Documents.

                  (f) Intercreditor Agreement. The Parent and each of the Restricted Subsidiaries, the U.S. Collateral Trustee, the Canadian Collateral Trustee, the U.S. Collateral Agent and the Canadian Collateral Agent (as each is defined in the Credit Agreement), the Noteholders and the Banks shall have executed and delivered to each Noteholder an intercreditor agreement (as amended, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT") substantially in the form of Exhibit 4.5(d).

         4.6.     COLLATERAL MATTERS.

                  (a) Environmental Information. Each of the Obligors shall have delivered to each Noteholder the information set forth in Schedule III, which relates to certain environmental matters at certain of the properties which are the subject of one of the U.S. Mortgages or the Canadian Mortgages relating to real property (collectively, the "MORTGAGED PROPERTIES").

                  (b) Environmental Indemnification. Certain of the Obligors shall have delivered to each Noteholder, the U.S. Collateral Trustee and certain other parties, one or more environmental indemnification agreements (collectively, as amended, supplemented or otherwise modified from time to time, the "U.S. ENVIRONMENTAL INDEMNIFICATION AGREEMENT"), substantially in the form of Exhibit 4.6(b). Certain of the Obligors shall have delivered to each Noteholder and the Canadian Collateral Trustee one or more environmental indemnification agreements (collectively, as amended, supplemented or otherwise modified from time to time, the "CANADIAN ENVIRONMENTAL INDEMNIFICATION AGREEMENT"), substantially in the form of Exhibit 4.6(c).

                  (c) Casualty Insurance. The U.S. Collateral Trustee and the Canadian Collateral Trustee, as applicable, shall have received (and copies shall have been delivered to each Noteholder), with respect to each of the Mortgaged Properties, the insurance policies required by
         Section 5.2; each in form and substance reasonably satisfactory to the Noteholders and their special counsel.

                  (d) Title Insurance. The U.S. Collateral Trustee shall have received (and copies shall have been delivered to each Noteholder), with respect to each of the Mortgaged Properties that is subject to one of the U.S. Mortgages, a lenders' title insurance policy issued by First American Title Insurance Company in such amounts and covering such matters as may be reasonably requested by the Noteholders, and all premiums in respect of such lenders' title insurance policies shall have been paid in full.

                  (e) Undertaking. Each of the Obligors shall have delivered to each Noteholder an undertaking in form and in substance satisfactory to the Noteholders, which undertaking shall relate to, without limitation, the registration of the Liens granted under the Security Documents (including any registrations specific to intellectual property), environmental matters, the discharge of Liens for which no Debt is outstanding, and the delivery of certain leasehold mortgages, lease amendments, landlord consents and title commitments.

         4.7.     BANK DOCUMENTS.

         The Obligors shall have entered into the Credit Agreement in form and substance satisfactory to the Noteholders and their special counsel. The Obligors shall have delivered to each Noteholder copies of the Credit Agreement and each of the other agreements and instruments executed in connection therewith (collectively, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement and the Intercreditor Agreement, the "BANK DOCUMENTS"), certified as true and correct by a Responsible Officer.

         4.8.     PRIVATE PLACEMENT NUMBERS.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the NAIC) shall have been obtained for each Series of Notes.

         4.9.     CONSENT TO RECEIVE SERVICE OF PROCESS.

         Each Noteholder shall have received, in form and substance satisfactory to such Noteholder, evidence of the consent of CT Corporation System in New York, New York to the appointment and designation provided for by Section 9.11 for the period from the Effective Date through July 1, 2009.

         4.10.    REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the General Partner and the Issuer and the Parent set forth in Exhibit B-1 and Exhibit B-2, respectively, shall be correct when made and as of the Effective Date (except in each case where stated to be made as of an earlier date).

         4.11.    TOTAL DEBT TO EBITDA RATIO.

         The Obligors shall have provided evidence satisfactory to the Noteholders that on September 30, 2001, the Parent had a ratio of Total Debt to EBITDA for the period of four fiscal quarters of the Parent ended on such date not exceeding 5.8:1.

         4.12.    FINANCIAL STATEMENTS.

         Each Noteholder shall have received, in form and substance satisfactory to such Noteholder, the December 31, 2000 year-end consolidated financial statements of the Parent and its 4-year financial projections, including projected financial statements and the Restricted Group's proposed capital expenditure program.

         4.13.    PERFORMANCE; NO DEFAULT.

         Each Obligor shall have performed and complied in all material respects with all agreements and conditions contained in the Financing Documents required to be performed or complied with by it prior to or upon the Effective Date and after giving effect to this Agreement no Default or Event of Default shall have occurred and be continuing.

         4.14.    LEGALITY.

         On the Effective Date the amendment and restatement of the Existing Note Agreement and the Existing Notes, and all other proceedings taken in connection with the transactions contemplated by this Agreement and the other Financing Documents, shall (a) be permitted by the laws and regulations of each jurisdiction to which the Noteholders are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Noteholder to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Noteholder, such Noteholder shall have received an officer's certificate from the Issuer certifying as to such matters of fact as such Noteholder may reasonably specify to enable such Noteholder to determine whether such proceedings are so permitted.

         4.15.    SATISFACTORY PROCEEDINGS.

         All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to each of the Noteholders and the special counsel referred to in Section

4.4(c), and each such Noteholder and such special counsel shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         4.16.    PAYMENT OF SPECIAL COUNSEL FEES AND NOTEHOLDER EXPENSES.

         Without limiting the provisions of Section 9.4, the Obligors shall have paid on or before the Effective Date (a) the reasonable fees, charges and disbursements of the special counsel to the Noteholders referred to in Section 4.4(c) and the Canadian special counsel to the Noteholders, in each case to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Effective Date and (b) the out-of-pocket costs and expenses incurred by any Noteholder in connection with the transactions contemplated hereby, to the extent reflected in a statement of such Noteholder rendered to the Obligors at least one Business Day prior to the Effective Date.

         4.17.    PAYMENT OF CERTAIN FEES.

         The Obligors shall have paid to each Noteholder, as consideration for such Noteholder's consent to the amendment and restatement of the Existing Note Agreement and the Existing Notes, and the other transactions provided for in the Financing Documents, a fee in an amount equal to (a) three quarters of one percent (0.75%) of the principal amount of each Note held by such Noteholder (the "RESTRUCTURING FEE") plus (b) a Closing Catch-Up Fee in respect of each Note held by such Noteholder. The Restructuring Fee and the Closing Catch-Up Fee shall have been paid in immediately available funds to the account of each Noteholder as specified in Schedule I. As used herein, the term "Closing Catch-Up Fee" in respect of any Note means an amount equal to the product of (i) 2.25% times (ii) the principal amount of such Note on August 1, 2001, times
(iii) a fraction, the numerator of which is the number of days which shall have elapsed from (and including) August 1, 2001 to (and not including) the Effective Date and the denominator of which is 360.

5.       PARENT, GENERAL PARTNER AND ISSUER COVENANTS

         From and after the Effective Date and continuing so long as any amount remains unpaid on any Note:

         5.1.     CORPORATE OR PARTNERSHIP EXISTENCE, ETC.

                  (a) Legal Existence. The Parent will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its legal existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 5.12. The Issuer shall at all times be and remain a Delaware limited partnership in good standing. Intertape Polymer Inc., a Canadian corporation (or the Parent or any other Wholly-Owned Restricted Subsidiary incorporated under the laws of Canada or any Province thereof or of the United States or any State thereof) shall at all times be and remain the general partner of the Issuer. The Parent shall at all times own directly or indirectly 100% of the outstanding shares of capital stock of the General

         Partner, free and clear of Liens other than Liens thereon arising under or permitted by the Security Documents.

                  (b) Collateral. The Parent will duly obtain and maintain in effect all licenses, certificates of occupancy, permits, approvals and authorizations required in connection with the Collateral and the business and other operations conducted in or on any of the Mortgaged Properties, except for licenses, certificates, permits, approvals or authorizations the failure of which to obtain or maintain could not reasonably be expected to result in a Material Adverse Change.

         5.2.     INSURANCE.

         The Parent will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in accordance with good business practice and, in any event, in amounts and against risks acceptable to the holders of the Notes, acting reasonably.

                  (a) In General. Notwithstanding anything else contained in this Section 5.2, the Parent will maintain, and will cause each Restricted Subsidiary to maintain, at its sole cost and expense, with respect to each Mortgaged Property owned or leased by such Person, the following:

                           (i) General Liability Insurance - Comprehensive
                  general liability insurance (including, without limitation, excess and umbrella liability insurance) covering any and all liability of the insured with respect to or arising out of the ownership (if applicable), maintenance, use or occupancy of such Mortgaged Property and all operations incidental thereto including, but not limited to, structural alterations, new construction and demolition, and including coverage for those hazards generally known in the insurance industry as explosion, collapse and underground property damage, said insurance to have limits of not less than $1,000,000 combined single limit per occurrence for bodily injury, personal injury and property damage liability;

                           (ii) Building Insurance - Insurance ("BUILDING
                  INSURANCE") on all buildings, fixtures and improvements located on and forming a part of such Mortgaged Property (inclusive of foundations, footings and similar structures below grade) against all perils generally included within the classification of "all risks," including fire and earthquake, in amounts at least equal to the full replacement cost thereof (with the exception of earthquake and without deduction for depreciation) as such replacement cost shall be determined from time to time at the request of the Canadian Collateral Trustee or the U.S. Collateral Trustee, as applicable, at the direction of the Majority Noteholders, acting reasonably, by an expert selected and paid by the Parent or such Restricted Subsidiary and approved by such Collateral Trustee at the direction of the Majority Noteholders, provided that the Parent or such Restricted Subsidiary shall not be required to select or pay for such an expert more than one time in any period of thirty-six (36) consecutive calendar months unless (A) an Event of Default has occurred and is continuing or (B) the Parent, any Restricted Subsidiary or the Majority
                  Noteholders have a good faith belief that there has been a material change in such replacement cost. In addition, the Building Insurance shall be written in such a manner that, in the event of loss, the amount of coverage afforded to the insured shall not be reduced or diminished by reason of the application of any co-insurance or average clause. Such insurance shall, during the course of any construction or repair of any improvements on the premises, be on an All
                  Risk Builder's Risk 100% Completed Value Form or other form approved by the Canadian Collateral Trustee or U.S.
                  Collateral Trustee, as applicable, at the direction of the Majority Noteholders, acting reasonably;

                           (iii) Personal Property Insurance - Insurance on
                  personal property against fire and any peril generally included within the classification of "extended coverage" in amounts at least equal to the actual cash value thereof as such values shall be determined from time to time at the request of the Canadian Collateral Trustee or the U.S. Collateral Trustee at the direction of the Majority Noteholders, acting reasonably;

                           (iv) Business Interruption Insurance - Rental value
                  or business interruption insurance (or a combination thereof as the Canadian Collateral Trustee or the U.S. Collateral Trustee may require at the direction of the Majority Noteholders, acting reasonably) on all buildings, fixtures and improvements located on and forming a part of such Mortgaged Property (including parking and common areas) against loss by the perils covered by the Building Insurance in amounts satisfactory to such Collateral Trustee as directed by the Majority Noteholders, acting reasonably. Such rental value or business interruption insurance shall be blanket on all such buildings, fixtures and improvements (including such parking and common areas);

                           (v) Flood Insurance - If such Mortgaged Property or
                  any part thereof is located in an area which has been identified by the Secretary of Housing and Urban Development as a flood hazard area and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (the "FLOOD ACT"), the Parent or such Restricted Subsidiary shall keep the buildings, fixtures and improvements located on and forming a part of such Mortgaged Property (or part thereof) covered for so long as any Notes are outstanding by flood insurance up to the maximum limit of coverage available under the Flood Act but not in excess of 75% of the current fair market value of such Mortgaged Property (or part thereof) as determined in good faith by the board of directors of the Parent; and

                           (vi) Other Insurance - Such other insurance with
                  respect to such Mortgaged Property in such amounts and against such insurable hazards as the Canadian Collateral Trustee or the U.S. Collateral Trustee from time to time may require as directed by the Majority Noteholders, acting reasonably.

                  (b) Requirements Regarding Policies. All policies evidencing the insurance required under Section 5.2(a), including the comprehensive general liability insurance (the "POLICIES"), shall

                           (i) provide that coverage shall not be cancelled until at least 30 days' written notice of such revision, cancellation or reduction shall have been sent to the Canadian Collateral Trustee or the U.S. Collateral Trustee, as applicable;

                           (ii) in the case of any Mortgaged Property located in the United States, be issued by insurance companies which are qualified to do business in the state where such Mortgaged Property is located and which have a current rating of A Class XII or better in Best's Insurance Guide; and

                           (iii) be reasonably satisfactory to the Majority Noteholders in all other respects.

                  (c) Requirements Regarding General Liability. The comprehensive general liability insurance to be maintained by the Parent or any of the Restricted Subsidiaries pursuant to Section 5.2(a)(i) shall

                           (i) name the U.S. Collateral Trustee, the Canadian Collateral Trustee and each holder of Notes from time to time as additional insureds,

                           (ii) subject to the limitation of liability contained in the Policies, apply severally as to the Parent or such Restricted Subsidiary, as the case may be, and the U.S. Collateral Trustee and the Canadian Collateral Trustee,

                           (iii) subject to the limitation of liability contained in the Policies, cover each applicable Person referred to in clause (ii) above as insureds in the same manner as if separate policies had been issued to each such Person,

                           (iv) subject to the limitation of liability contained
                  in the Policies, contain no provisions affecting any rights which any of such Persons would have as claimants if not so named as insureds, and

                           (v) be primary insurance with respect to or arising
                  out of the ownership (if applicable), maintenance, use or occupancy of such Mortgaged Property with any other valid and collectible insurance available to the U.S. Collateral Trustee or the Canadian Collateral Trustee constituting excess insurance.

                  (d) Requirements Regarding Building Insurance. The Building Insurance required under Section 5.2(a)(ii) shall name the U.S. Collateral Trustee or the Canadian Collateral Trustee, as applicable, as an additional insured.

                  (e) Delivery of Policies. The Parent or the applicable Restricted Subsidiary will deliver to the U.S. Collateral Trustee or Canadian Collateral Trustee, as applicable, original Policies or certified copies of Policies in form reasonably satisfactory to the

         Majority Noteholders evidencing the insurance which is required under
         Section 5.2(a), and the Parent or such Restricted Subsidiary shall, at the request of such Collateral Trustee at the direction of the Majority Noteholders, or any holder of Notes, promptly furnish to such Collateral Trustee or such holder of Notes copies of all renewal notices and all receipts of paid premiums received by the Parent or such Restricted Subsidiary. At least thirty (30) days prior to the expiration date of a required policy, the Parent or such Restricted Subsidiary shall deliver to the U.S. Collateral Trustee or Canadian Collateral Trustee, as applicable, a binder for a renewal policy in form reasonably satisfactory to the Majority Noteholders. If the Parent or such Restricted Subsidiary has a blanket insurance policy in force providing coverage for several Mortgaged Properties, the U.S. Collateral Trustee or Canadian Collateral Trustee, as applicable, will accept a certificate of such insurance together with a certified copy of such blanket insurance policy; provided that the certificate sets forth the types and amounts of insurance coverage, and such types and amounts are at least equal to the types and amounts required hereinabove, the original policy of insurance is written by a carrier or carriers reasonably acceptable to the Majority Noteholders, insures against the risks set forth hereinabove, cannot be cancelled without thirty (30) days prior written notice to such Collateral Trustee, is in amounts satisfactory to such Collateral Trustee, at the direction of the Majority Noteholders, acting reasonably, and has a replacement cost endorsement meeting the requirements of Section 5.2(a)(ii).

                  (f) Assignment of Policy. If a Mortgaged Property is sold at a foreclosure sale or if the U.S. Collateral Trustee or Canadian Collateral Trustee, as applicable, shall acquire title to a Mortgaged Property, such Collateral Trustee shall, as collateral security, have all of the right, title and interest of the Parent or the applicable Restricted Subsidiary in and to any insurance policies required under
         Section 5.2(a) with respect to such Mortgaged Property and the unearned premiums thereon and in and to the proceeds payable thereunder to the extent resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

                  (g) Application of Insurance Proceeds. All sums paid under any insurance policy required in Section 5.2(a)(ii) through Section 5.2(a)(v) shall be paid as set forth in Section 6 of the Intercreditor Agreement and shall be subject to the provisions of Section 2.2(c) hereof.

         5.3.     TAXES; CLAIMS FOR LABOR AND MATERIALS; COMPLIANCE WITH LAWS.

                  (a) Taxes, Claims for Labor and Materials. Without limiting any other obligation of the Parent hereunder including, without limitation, pursuant to Section 5.3(b), the Parent will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Parent or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Parent or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Parent or a Subsidiary; provided, however, that the Parent or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Parent or such Subsidiary or any material interference with the use thereof by the Parent or such Subsidiary, (b) any such Lien will at all times be subject to the prior and senior Lien of the U.S. Collateral Trustee or the Canadian Collateral Trustee in such property, as applicable, and
         (c) the Parent or such Subsidiary shall set aside on its books, reserves adequate in accordance with GAAP.

                  (b) Compliance with Laws. The Parent will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws, and the Parent will comply and will cause each Subsidiary to comply with all permits, licenses and authorizations required by Environmental Laws, except where the violation of such laws, ordinances, rules, regulations, permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Change or in any Lien other than a Permitted Lien.

                  (c) Claims. Subject to the proviso contained in Section 5.3(a), the Parent will, and will cause each of its Restricted Subsidiaries to, jointly and severally pay and discharge all claims for which sums have become due and payable that have become a Lien other than a Permitted Lien on any Mortgaged Property (including, without limitation, mechanics' liens).

         5.4.     MAINTENANCE, ETC.

                  (a) In General. The Parent will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (subject to ordinary wear and tear) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

                  (b)      Mortgaged Properties.  Each of the Obligors

                           (i) shall keep, or cause to be kept, each Mortgaged Property in safe and good repair and condition, ordinary wear and tear excepted;

                           (ii) shall, upon damage or destruction of any Mortgaged Property or any part thereof by fire or other casualty and, subject to the provisions of the Intercreditor Agreement, restore, repair, replace or rebuild, or cause to be restored, repaired, replaced or rebuilt, such Mortgaged Property that is damaged or destroyed to the condition it was in immediately prior to such damage or destruction, whether or not any insurance proceeds are available or sufficient for such purpose; provided that, if all or any substantial portion of the insurance policy proceeds in respect of any such fire or other casualty are offered for the repayment of the Notes, the Bank Term Facilities or Bank Facility A pursuant to the provisions of the Intercreditor Agreement, the Obligors shall have no obligation to restore, repair, replace or rebuild the Mortgaged Property that was so damaged or destroyed by such fire or other casualty; and

                           (iii) shall not commit, or permit to be committed, waste or permit impairment or deterioration of any Mortgaged Property, ordinary wear and tear excepted; and

                           (iv) shall maintain, or cause to be maintained, the roofs and structure of each Mortgaged Property in safe, sound and good repair and condition, ordinary wear and tear excepted.

         5.5.     NATURE OF BUSINESS.

         The Parent and its Restricted Subsidiaries will continue to carry on substantially the same type of business currently carried on and activities which are ancillary, incidental or necessary to the ongoing business of the Parent and its Restricted Subsidiaries as presently conducted.

         5.6.     CONSOLIDATED NET WORTH.

         The Parent will, at all times, keep and maintain Consolidated Net Worth at an amount not less than the sum of (a) US$275,000,000 plus (b) an amount equal to the greater of (i) zero (0) and (ii) 50% of Consolidated Net Income of the Parent and its Restricted Subsidiaries for the period from October 1, 2001 to the end of the Parent's then most recently ended fiscal quarter plus (c) an amount equal to the aggregate net proceeds of any issuance after the Effective Date of equity securities by any member of the Restricted Group to Persons not members of the Restricted Group.

         5.7.     COVERAGE RATIOS.

                  (a) Fixed Charge Coverage The Parent will keep and maintain the ratio (determined as of the end of each fiscal quarter of the Parent) of Net Income Available for Fixed Charges to Fixed Charges in each case for the immediately preceding period of four consecutive fiscal quarters including the fiscal quarter ending on the calculation date (taken as a single accounting period) at not less than the amount set forth for the applicable quarter end in the table below:

                =============================================================================================
                IF SUCH FISCAL QUARTER ENDS:                                       MINIMUM RATIO
                =============================================================================================
                On or prior to September 30, 2002                                  1.75:1
                ---------------------------------------------------------------------------------------------
                From December 31, 2002 to March 31, 2003                           1.85:1
                ---------------------------------------------------------------------------------------------
                From June 30, 2003 to March 30, 2004                               2.00:1
                ---------------------------------------------------------------------------------------------
                From March 31, 2004 to March 30, 2005                              2.50:1
                ---------------------------------------------------------------------------------------------

                =============================================================================================
                IF SUCH FISCAL QUARTER ENDS:                                       MINIMUM RATIO
                =============================================================================================
                On March 31, 2005 and thereafter                                   3.00:1
                =============================================================================================


                  (b) Debt Service Coverage. The Parent will not permit, at the end of each fiscal quarter of the Parent until (but excluding) the fiscal quarter in which Bank Facility B is fully repaid and cancelled, the ratio of (i) EBITDA for the period of two consecutive fiscal quarters of the Parent ended on the calculation date (taken as a single accounting period) less capital expenditures by members of the Restricted Group paid in cash during such period, to (ii) the sum total of Fixed Charges for such period and all scheduled repayments of Debt for such period, excluding (x) a US $8,000,000 repayment of Debt made in the fiscal quarter ended June 30, 2001 in respect of an agreement entered into by the Parent dated as of January 1, 1996 with respect to the issuance and sale of three series of its senior notes in the aggregate amount of US $33,000,000, and (y) any prepayments required during such period under Section 2.3 and Section 2.4 of this Agreement and the 1998 Note Agreement and the corresponding provisions of the Credit Agreement (as in effect on the date of this Agreement), to be less than 1.20 to 1.00. For the purposes of calculations of EBITDA in this Section 5.7(b), Section 5.8(b) or any other provision of this Agreement, (A) the consolidated non-recurring expenses incurred by the Parent and its Restricted Subsidiaries during the fiscal quarter ending December 31, 2000, (B) the consolidated severance expenses and other unusual non-recurring expenses accrued or otherwise incurred by the Parent and its Restricted Subsidiaries during the period commencing on January 1, 2001 and ending on September 30, 2001 and (C) any charge to earnings resulting from the re-pricing of stock options as may be applicable under GAAP, shall all be added (to the extent deducted in the calculation of Consolidated Net Income) to the EBITDA for the relevant period (including, without limitation, on a trailing four quarter or trailing two quarter basis).

         5.8.     LEVERAGE RATIOS.

                  (a) Total Debt to Consolidated Total Capitalization. The Parent will not at any time permit the ratio of Total Debt to Consolidated Total Capitalization to exceed the ratio applicable to such time in the table set forth below:

               ===============================================================================================
               IF SUCH TIME IS:                                               THE APPLICABLE RATIO IS:
               ===============================================================================================
                On or prior to March 30, 2002                                 0.59:1
               -----------------------------------------------------------------------------------------------
               From March 31, 2002 to June 29, 2002                           0.585:1
               -----------------------------------------------------------------------------------------------
               From June 30, 2002 to September 29, 2002                       0.58:1
               -----------------------------------------------------------------------------------------------
               From September 30, 2002 to December 30, 2002                   0.575:1
               -----------------------------------------------------------------------------------------------
               From December 31, 2002 to March 30, 2003                       0.57:1
               -----------------------------------------------------------------------------------------------

               ===============================================================================================
               IF SUCH TIME IS:                                               THE APPLICABLE RATIO IS:
               ===============================================================================================
               From March 31, 2003 to June 29, 2003                           0.565:1
               -----------------------------------------------------------------------------------------------
               From June 30, 2003 to September 29, 2003                       0.56:1
               -----------------------------------------------------------------------------------------------
               On September 30, 2003 and at any time thereafter               0.55:1
               ===============================================================================================


                  (b) Total Debt to EBITDA. The Parent will not permit the ratio of Total Debt as at the end of each fiscal quarter of the Parent to EBITDA for the period of the four fiscal quarters of the Parent ended on such date (taken as a single accounting period) to exceed for each such date prior to June 30, 2002, the ratio applicable to such date in the table set forth below, and if such date is on or after June 30, 2002, the lesser of (i) the Experience-Based Ratio at such date and
         (ii) the ratio applicable to such date in the table set forth below:

               ==============================================================================================
               IF SUCH DATE IS:                                               THE APPLICABLE RATIO IS:
               ==============================================================================================
               On December 31, 2001                                           6.00:1
               ----------------------------------------------------------------------------------------------
               On March 31, 2002                                              5.75:1
               ----------------------------------------------------------------------------------------------
               On June 30, 2002                                               5.50:1
               ----------------------------------------------------------------------------------------------
               On September 30, 2002                                          5.25:1
               ----------------------------------------------------------------------------------------------
               On December 31, 2002                                           5.00:1
               ----------------------------------------------------------------------------------------------
               On March 31, 2003                                              4.75:1
               ----------------------------------------------------------------------------------------------
               On June 30, 2003                                               4.50:1
               ----------------------------------------------------------------------------------------------
               On September 30, 2003                                          4.25:1
               ----------------------------------------------------------------------------------------------
               On December 31, 2003, March 31, 2004 and                       4.00:1
               June 30, 2004
               ----------------------------------------------------------------------------------------------
               On September 30, 2004, December 31, 2004,                      3.50:1
               March 31, 2005 and June 30, 2005
               ----------------------------------------------------------------------------------------------
               On September 30, 2005 and December 31, 2005 and at any time    3.25:1
               thereafter
               ==============================================================================================

         As used in this Section 5.8(b), the term "Experience-Based Ratio" means, as at the last day of any fiscal quarter of the Parent, the greater of
(a) 3.25:1 and (b) the sum of (i) 0.25 plus (ii) the actual ratio of Total Debt as at the end of the fiscal quarter of the Parent ended on such date to EBITDA for the period of the four fiscal quarters of the Parent most recently ended on the last day of such fiscal quarter (taken as a single accounting period).

         5.9.     ADDITIONAL LIMITATIONS ON DEBT.

                  (a) The Parent will not, and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner become liable in respect of any Debt, except:

                           (i)      Debt of the Restricted Group permitted by
                  Section 5.8;

                           (ii) in the case of (x) unsecured Debt of any Restricted Subsidiary ("SUBSIDIARY PRIORITY DEBT") and (y) Debt of the Restricted Group secured by Liens not permitted by clauses (a) through (l) of Section 5.10 ("SECURED PRIORITY DEBT" and, collectively with the Subsidiary Priority Debt, "PRIORITY DEBT"), provided, that, at the time of issuance of any such Priority Debt and after giving effect thereto and to the application of the proceeds thereof, (A) the aggregate principal amount of Priority Debt shall not exceed 20% of Consolidated Net Worth, if a Collateral Suspension Period is not then in effect, or (B) 12.5% of Consolidated Net Worth, if a Collateral Suspension Period is then in effect; provided, further, that for the purposes of this Agreement and the Financing Documents, Debt under or in respect of the Bank Term Facilities, the Notes and the 1998 Notes, and Debt permitted by Section 5.9(a)(iii), shall not constitute Priority Debt; and

                           (iii)    Debt of the Parent or a Restricted
                  Subsidiary owed to the Parent or to a Wholly-Owned Restricted Subsidiary;

                  (b) If any member of the Restricted Group incurs additional Debt other than Debt secured by Liens described in Section 5.10(h), such Debt shall be subject to terms and conditions no more restrictive than those contained herein and in the Credit Agreement (as in effect on the date hereof), excluding terms and conditions relating to collateral (only in the case of Priority Debt) and pricing.

         5.10.    LIMITATION ON LIENS.

         The Parent will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for the following Liens (collectively, the "PERMITTED LIENS"), and only to the extent, after giving effect to such Lien, that (x) no Material Adverse Change occurs as a result and (y) the aggregate amount of Priority Debt does not exceed the amount permitted by Section 5.9(b):

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by
         Section 5.3;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Parent or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including but not limited to Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Parent and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Parent and its Restricted Subsidiaries;

                  (e) Liens securing liabilities of a Restricted Subsidiary to the Parent or to another Wholly-Owned Restricted Subsidiary so long as such Liens are subordinate and junior in all respects to the Liens securing the Notes;

                  (f) Liens on shares of stock of, or other Equity Interests in, Unrestricted Subsidiaries;

                  (g) Liens existing as of the Effective Date and reflected in Annex B to Exhibit B-2 to this Agreement;

                  (h) Liens incurred after the Effective Date given to secure the payment of the purchase price of fixed assets useful and intended to be used in carrying on the business of any member of the Restricted Group to the extent incurred in connection with (and within twelve months of) the acquisition of such fixed assets, including, without limitation, Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Parent or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all liabilities secured by Liens on such fixed assets whether or not assumed by the Parent or a Restricted Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Parent), and
         (iii) all Debt secured by such Liens shall have been incurred within the other applicable limitations of Section 5.8 and Section 5.9;

                  (i) Liens incurred in connection with any renewals, extensions or refundings of any Debt secured by Liens described in clause (g) and
         (h) of this Section 5.10, provided that no additional property is encumbered and there is no increase in the aggregate principal amount of Debt secured thereby;

                  (j) subject to the provisions of Section 1.6, Liens on the Collateral and the Canadian Collateral in favor of the U.S. Collateral Trustee and the Canadian Collateral Trustee for the benefit of the holders of the Notes and the 1998 Notes and the Banks that secure obligations under any of the Financing Documents or the Bank Documents;

                  (k) subject to the second paragraph of Section 10.3 of the Credit Agreement (as in effect on the Effective Date), Liens on property of the members of the Restricted Group primarily constituting inventory or accounts that secure obligations arising under Bank Facility A;

                  (l) Liens on property of the members of the Restricted Group that secure obligations arising under or in respect of a successor revolving credit facility after the termination of Bank Facility A, so long as such facility is on terms reasonably acceptable to the Majority Noteholders and the Notes are secured with Liens on such property on a senior or pari passu basis with such facility; and

                  (m) Liens, in addition to those permitted by clauses (a) through (l) of this Section 5.10, securing Debt of the Parent or any Restricted Subsidiary; provided that after giving effect to the incurrence of all Debt secured by such Liens the Parent is in compliance with the provisions of Section 5.9.

Nothing in this Section 5.10 shall be deemed to permit any member of the Restricted Group to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the Collateral, whether now owned or hereafter acquired, to be further encumbered by a Lien except as expressly permitted by this Agreement and the other Financing Documents and (for so long as the applicable provisions thereof shall be in effect) the Bank Documents as in effect on the Effective Date. Notwithstanding anything else contained herein, the Parent will not, and will not permit any Restricted Subsidiary to, incur or maintain any operating lines or short-term or revolving bank facilities secured by Liens on any assets of any member of the Restricted Group (other than Bank Facility A, Bank Facility B, and Bank Facility C, or a successor revolving credit facility after the termination of Bank Facility A that complies with the provisions of clause (l) of this Section 5.10).

         5.11.    PERMITTED INVESTMENTS AND RESTRICTED PAYMENTS.

                  (a) The Parent will not, and will not permit any Restricted Subsidiary to, until such time as Bank Facility B is fully repaid and cancelled, make any Restricted Payment. The Parent will not, and will not permit any Restricted Subsidiary to, until such time as Bank Facility B is fully repaid and cancelled, make any Investment, including any

         Investment in an Unrestricted Subsidiary, other than Permitted Investments, unless after giving effect to such Investment, (i) the ratio of Total Debt to EBITDA (calculated on a quarterly basis for the immediately preceding period of four consecutive fiscal quarters including the fiscal quarter most recently ended) is less than or equal to 3.25:1 as of the end of each of the two previous fiscal quarters and each of the two subsequent fiscal quarters on a pro forma basis, and (ii) the aggregate amount of all Investments (other than Permitted Investments) made by the Restricted Group since the Effective Date would not exceed 10% of Consolidated Net Worth as of the end of the then most recently ended fiscal quarter. The amount of Investments (other than Permitted Investments) as of the Effective Date is deemed to be $11,176,870. Once Bank Facility B is fully repaid and cancelled, the Restricted Group shall not make (x) any Investment, other than Permitted Investments, if, after giving effect thereto, the aggregate amount of all such Investments of the Restricted Group at such time (valued as provided below) would exceed 10% of Consolidated Net Worth as of the end of the then most recently ended fiscal quarter, or (y) any Restricted Payments, if after giving effect thereto the aggregate amount of all Restricted Payments made in the then current fiscal year of the Parent exceeds US$5,000,000.

                  (b) In addition to and not in limitation of the foregoing restrictions, the Parent will not, and will not permit any Restricted Subsidiary to, make any Investment in any Unrestricted Subsidiary not engaged in a business substantially related to the business of the Restricted Group.

                  (c) Furthermore, IPG Finance LLC shall not make any Investment other than Permitted Investments described in clauses (b), (c) and (d) of the definition thereof and Permitted Investments in IPG (US) Inc. and IPG (US) Inc. shall not make any Investment other than Permitted Investments described in such clauses and Permitted Investments in any Restricted Subsidiary which shall have granted Liens on its assets in the manner contemplated by the Security Documents.

                  (d) The following restrictions shall apply in connection with any and all payments to Drumheath by any member of the Restricted
         Group:

                           (i) until such time as Bank Facility B has been
                  repaid in full and the Commitment thereunder cancelled, all payments to Drumheath must be on account of premiums payable for the insurance policies issued by Drumheath. After Bank Facility B has been repaid and the Commitment thereunder cancelled, such payments may be paid partly as premiums and partly on account of Investments, as determined by the Restricted Group. Notwithstanding the foregoing, the sum total of payments to Drumheath may not exceed US$3,000,000 in any fiscal year of the Parent;

                           (ii) no Investments in or payments or Restricted
                  Payments to Drumheath may be made while a Default has occurred or is continuing or following the occurrence and during the continuance of an Event of Default;

                           (iii) until Bank Facility B has been repaid in full
                  and the Commitment thereunder cancelled, Drumheath may not enter into any insurance contracts in respect of any other kinds of insurance other than the types of insurance it is currently underwriting, consisting of workers' compensation;

                           (iv) all of Drumheath's liability in connection with
                  workers' compensation policies shall be reinsured by reputable reinsurance companies, which reinsurance policies shall remain in effect at all times;

                           (v) Drumheath may not carry on any new line of
                  business, not currently conducted by Drumheath as of the Effective Date other than, subject to Section 5.11(d)(iii) or an insurance business, as defined under applicable Law;

                           (vi) prior to the occurrence of any Event of Default
                  which has not been waived, any monies coming from Drumheath including dividends, distributions and related proceeds (other than payment of claims under valid policies of insurance and other expenses to be paid in the ordinary course of business) must be paid directly to a member of the Restricted Group. Following the occurrence and during the continuance of an Event of Default, at the request of the Majority Noteholders, the members of the Restricted Group shall cancel all insurance policies contracted with Drumheath in accordance with the terms of any such policy, other than those in respect of workers' compensation, cause Drumheath to cease carrying on business, and shall cause the net amount of all sums left in Drumheath (following the payment by Drumheath of, or reservation for, all claims (including those incurred but not reported) in respect of policies outstanding, in accordance with applicable Law) to be paid to a member of the Restricted Group to be paid to the holders of the Notes, subject to their Pro Rata Share; and

                           (vii) each of the Obligors confirms that it has not
                  guaranteed any of the liabilities of Drumheath under any of its insurance policies, nor has any of them provided any other guarantee of any liability of Drumheath of any nature whatsoever.

                  Notwithstanding the provisions of Section 5.11(a), the US$3,000,000 annual Restricted Payments to and/or Investments in Drumheath may be made even where the restrictions set out in clause (i) of Section 5.11(a) have not been met. All payments to Drumheath shall be deemed "Investments" for the purposes of Section 5.11(a).

                  (e) In addition to the foregoing restrictions, the Parent will not make any Restricted Payment or any Investment, other than Permitted Investments, if, at the time thereof or after giving effect thereto, any Default or Event of Default shall have occurred and be continuing.

                  (f) The Parent will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

                  (g) For the purposes of this Section 5.11, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Parent) of such property at the time of the making of the Restricted Payment in question.

                  (h) In valuing any Investments for the purpose of applying the limitations set forth in this Section 5.11, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

                  (i) For purposes of this Section 5.11, at any time when a Person becomes a Restricted Subsidiary, all Investments of such Person at such time shall be deemed to have been made by such Person, as a Restricted Subsidiary, at such time.

         5.12.    MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

                  (a) The Parent will not, and will not permit any Restricted Subsidiary to, (i) consolidate or amalgamate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in clause (d) of this Section 5.12) of Consolidated Assets; provided, however, that:

                           (i) any Restricted Subsidiary may merge or amalgamate
                  or consolidate with or into the Parent or any Wholly-Owned Restricted Subsidiary so long as (A) in any such transaction involving the Issuer, the Issuer shall be the surviving or continuing limited partnership or corporation and (B) in any such transaction involving the Parent, the Parent shall be the surviving or continuing entity, provided that such successor entity shall be a solvent limited partnership, corporation or other business entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Canada or any province thereof, and, at the time of any such amalgamation, consolidation or merger described in this Section 5.12(a), and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                           (ii) the Parent may consolidate or amalgamate or
                  merge with any other corporation (which is not a Restricted Subsidiary) if, at the time of any such amalgamation, consolidation or merger described in this Section 5.12(a) and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

                                    (A) the surviving or continuing corporation
                           shall be the Parent, or

                                    (B) if the successor entity is not the
                           Parent, then such successor entity (x) shall have executed and delivered to each holder of the Notes, the U.S. Collateral Trustee and the Canadian Collateral Trustee its assumption of the due and punctual performance of each covenant and condition of this Agreement, the Parent Guaranty Agreement and each of the other Financing Documents to which the Parent is a party (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Majority Noteholders), and the successor entity shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Majority Noteholders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (y) shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or under the laws of Canada or any province thereof; and

                           (iii) any Restricted Subsidiary (including the
                  Issuer) may sell, lease or otherwise dispose of all or any substantial part of its assets to the Parent and any Restricted Subsidiary (except the Issuer) may sell, lease or otherwise dispose of all or any substantial part of its assets to any Wholly-Owned Restricted Subsidiary (including the Issuer);

         so long as in each such case all Liens in favor of the U.S. Collateral Trustee and the Canadian Collateral Trustee are not adversely affected and none of the Persons granting such Liens changes its name without at least 20 Business Days prior written notice to the U.S. Collateral Trustee and the Canadian Collateral Trustee. Notwithstanding the foregoing, no member of the Restricted Group shall become party to any receivables securitization program.

                  (b) The Parent will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.12, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into any Equity Interests) of such Restricted Subsidiary to any Person other than the Parent or a Wholly-Owned Restricted Subsidiary, except for the purpose of qualifying directors, or (in the case of a Restricted Subsidiary other than the Issuer) except in satisfaction of the validly preexisting preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Parent and/or a Restricted Subsidiary whereby the Parent and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

                  (c) The Parent will not sell, transfer or otherwise dispose of any shares of stock of any class of any Restricted Subsidiary (except to the Parent or a Wholly-Owned Restricted Subsidiary, so long as the Liens granted under the Security Documents are not adversely affected, or for the purpose of qualifying directors) unless:

                           (i) simultaneously with such sale, transfer, or disposition, all shares of stock of such Restricted Subsidiary at the time owned by the Parent and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety; and

                           (ii) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Parent and its Restricted Subsidiaries;

         provided, however, that nothing in this Section 5.12(c) or Section 5.12(d) shall permit any disposition by the Parent of any of the Equity Interests in any of the Obligors, the disposition by the Issuer of the shares of Canco, any disposition of Equity Interests in IPG Finance LLC by Canco, or any disposition of the shares of IPG (US) Holdings Inc. or IPG (US) Inc.

                  (d) As used in this Section 5.12, a sale, lease or other disposition of assets (including Securities) (a "TRANSFER") shall (unless consisting of sales of inventory made in the ordinary course of business) be deemed to be a "substantial part" of Consolidated Assets if the book value of such assets, when added to the book value of all other assets Transferred by the Parent and its Restricted Subsidiaries (other than in the ordinary course of business) during the 365 day period ending with the date of such Transfer, exceeds, in the aggregate, 10% of Consolidated Assets, determined as of the end of the immediately preceding fiscal quarter.

         For the purpose of making any determination of "substantial part," any Transfer shall not be included if and to the extent the net proceeds thereof are segregated from the general accounts of the Parent and any Restricted Subsidiary, invested in Available Cash until applied in accordance with clause (x) or (y) below, and within six months after such Transfer are used either (x) to acquire Like Assets, or (y) offered to prepay the Secured Obligations in the manner provided in
         Section 8.2 of the Intercreditor Agreement; provided, however, that any payment to the holders of the Notes pursuant to Section 8.2 of the Intercreditor Agreement shall not be subject to the provisions of
         Section 2.2(c) and shall be paid to the holders of the Notes in accordance with Section 2.7.

Notwithstanding anything else contained herein, except as expressly permitted in this Agreement and the other Financing Documents, none of the Collateral may be sold, transferred, conveyed or pledged. If the encumbering as contemplated by
Section 5.10 or sale, transfer, conveyance or pledge of any of the Collateral shall be permitted by one Financing Document and prohibited by another Financing Document, such encumbering, sale, transfer, conveyance or pledge shall be deemed prohibited hereunder.

         5.13.    INTEREST RATE ADJUSTMENT DATE FEE.

         In the event that no Interest Rate Adjustment Date has occurred before May 1, 2002, the Issuer shall, on May 1, 2002, pay to each holder of Notes a fee in an amount equal to one-half of one percent (0.5%) of the outstanding principal amount of such holder's Notes on such date.

         5.14.    REPURCHASE OF NOTES.

         None of the Parent, the Issuer, any Subsidiary or any Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata ,from all holders of the Notes at the same time and upon the same terms. Notes repurchased by the Parent or any Subsidiary or Affiliate shall be cancelled.

         5.15.    TRANSACTIONS WITH AFFILIATES.

         The Parent will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Parent's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         5.16.    TERMINATION OF PENSION PLANS.

                  (a) The Parent will not and will not permit any ERISA Affiliate to withdraw from any Multiemployer Plan or permit any Plan to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part I of Subtitle E of Title IV of ERISA) payable by any member of the Restricted Group, or the imposition of a Lien on any property of the Parent or any Subsidiary pursuant to Section 4068 of ERISA, in an amount in excess of $3,500,000.

                  (b) The Parent will and will cause each Subsidiary to maintain each Foreign Pension Plan in accordance with the terms and provisions thereof and the requirements of applicable laws, rules and regulations except to the extent the failure to so maintain any such Foreign Pension Plan could not reasonably be expected to result in a Lien on any assets of the Parent or any of its Restricted Subsidiaries or materially adversely affect (i) the Parent, the Issuer or the Parent and its Restricted Subsidiaries taken as a whole or (ii) the performance by the Parent, the Issuer or any Restricted Subsidiary of its obligations under this Agreement, the Notes or any of the other Financing Documents.

         5.17.    DESIGNATION OF RESTRICTED SUBSIDIARIES.

         The Parent may designate any Subsidiary which meets the other requirements of a Restricted Subsidiary as provided in the definition thereof as a Restricted Subsidiary by giving written notice to each holder of Notes that the Board of Directors of the Parent has made such designation, provided that no Subsidiary may be designated a Restricted Subsidiary unless, at the time of such designation and after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing, and (b) such Subsidiary is also being designated as a "Restricted Subsidiary" under the Credit Agreement. Such designation may not be revoked by the Board of Directors of the Parent; and no Restricted Subsidiary shall at any time be designated an Unrestricted Subsidiary and, once so designated as a Restricted Subsidiary, will at all times remain a Restricted Subsidiary. No Unrestricted Subsidiary may own any shares of a Restricted Subsidiary.

         5.18.    REPORTS AND RIGHTS OF INSPECTION.

         The Parent will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Parent or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the holders of Notes pursuant to this Section 5.18 and concurred in by the independent public accountants referred to in Section 5.18(b) hereof), and will furnish each holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested) (and the U.S. Collateral Trustee or the Canadian Collateral Trustee, if so required by this Section 5.18):

                  (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                           (i) the unaudited consolidated and, in the event that
                  the total EBITDA of the Unrestricted Subsidiaries is in the aggregate greater than 5% of EBITDA for the period of the four fiscal quarters of the Parent ending with such quarterly fiscal period, Adjusted Consolidated, balance sheets of the Parent and each other member of the Restricted Group, as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated (or Adjusted Consolidated, if applicable) figures for the corresponding period of the fiscal year then most recently ended,

                           (ii) the unaudited consolidated and, in the event
                  that the total EBITDA of the Unrestricted Subsidiaries is in the aggregate greater than 5% of EBITDA for the period of the four fiscal quarters of the Parent ending with such quarterly fiscal period, Adjusted Consolidated, statements of earnings and changes in financial position of the Parent and each other member of the Restricted Group, for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated (or Adjusted Consolidated, if applicable) figures for the corresponding periods of the preceding fiscal year, and

                           (iii) the Parent's calculation of Excess Cash Flow
                  for such quarterly fiscal period (if required by Section 2.4 for any period ending on the last day of such quarter), setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Parent;

                  (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Parent, copies of:

                           (i) consolidated and consolidating and, in the event
                  that the total EBITDA of the Unrestricted Subsidiaries is in the aggregate greater than 5% of EBITDA for such fiscal year, Adjusted Consolidated, balance sheets of the Parent and its Restricted Subsidiaries as of the close of such fiscal year, and

                           (ii) consolidated and consolidating and, in the event
                  that the total EBITDA of the Unrestricted Subsidiaries is in the aggregate greater than 5% of EBITDA for such year, Adjusted Consolidated, statements of earnings and changes in financial position of the Parent and its Restricted Subsidiaries for such fiscal year, along with the Parent's calculation of Excess Cash Flow for the last fiscal quarter in such fiscal year
                  (if required by Section 2.4 for such fiscal year), in each case setting forth in comparative form the consolidated (or Adjusted Consolidated, if applicable) and consolidating figures for the preceding fiscal year, all in reasonable detail and, with regard to the consolidated figures, certified without qualification by a reputable firm of independent chartered accountants acceptable to the Noteholders, together with any audited financial statements of any Restricted Subsidiary which may be prepared in respect of such fiscal year or any portion thereof;

                  (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Parent or any Restricted Subsidiary;

                  (d) Governmental And Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Parent to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by the Parent or any Subsidiary with any securities exchange or any governmental regulatory body including, but without limitation, the Parent's Form 20F and unaudited quarterly reports, and copies of any orders in any proceedings to which the Parent or any of its Subsidiaries is a party, issued by any governmental agency having jurisdiction over the Parent or any of its Subsidiaries;

                  (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Parent, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Parent or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of
         Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Parent or any Subsidiary with respect to any post-retirement welfare liability; (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing; or (vii) any event or circumstance with respect to any Foreign Pension Plan which could reasonably be expected to materially adversely affect the Parent, the Issuer or the Parent and its Restricted Subsidiaries on a consolidated basis or the performance by the Parent or the Issuer hereunder or under the Notes or the Parent Guaranty Agreement;

                  (f) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Parent stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Parent was in compliance with the requirements of Section
         5.6 through Section 5.12, Section 5.23 and Section 5.25 at the end of the period covered by the financial statements then being furnished and setting forth the ratio of Total Debt to EBITDA for purposes of Section 5.8(b) and as otherwise may be required by this Agreement, (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default (including, without limitation, with respect to Section 5.2) and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Parent is taking and proposes to take with respect thereto and (iii) any material differences between United States generally accepted accounting principles and GAAP to the extent reasonably relevant to determining compliance with the requirements of Section 5.6 through Section 5.13 hereof;

                  (g) Accountant's Certificates. Within the period provided in clause (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that as of the date of the fiscal year end, and for that year, with respect to which such accountants have given their report pursuant to Section 5.18(b), the Parent was in compliance with the provisions of Sections 5.6, 5.7 and 5.8 and that, in the normal course of their audit (without special or additional investigation), they have not become aware of a Default or Event of Default under the provisions of Sections 5.9, 5.10(m), 5.11 or 5.12 (but only to the extent relative to the sale of a substantial part of Consolidated Assets thereunder);

                  (h) Annual Financial Forecasts. Within 60 days following the end of each fiscal year of the Parent, the annual consolidated pre-tax operating forecast of the Parent, including balance sheet and statements of income, retained earnings and cash flow, and the consolidated capital expenditures budget of the Parent, in each case for the next fiscal year and each quarterly period in such fiscal year;

                  (i) Pro Forma Acquisition Projections. Promptly, and in any event not less than 15 Business Days prior to, the consummation of any proposed Acquisition for consideration in the amount of at least $2,500,000:

                           (i) notice of such Acquisition, material information with respect to the nature thereof, and the proposed purchase price with respect thereto;

                           (ii) such historical audited and unaudited financial
                  statements of the business to be acquired in such Acquisition (the "TARGET") as the Target has made available to any member of the Restricted Group and any financial statements contained in any other information that has been reviewed and confirmed by a nationally recognized accounting firm of the United States or Canada or that has been submitted to and approved by the Parent's board of directors;

                           (iii) a pro forma balance sheet and income statement
                  of the Target and the Restricted Group on a consolidated basis following such Acquisition, showing the projected impact of such Acquisition both for the current fiscal year and the immediately succeeding fiscal year;

                           (iv) a written confirmation of a Senior Financial
                  Officer that the Parent is satisfied, based on its due diligence, that the Acquisition of the Target will not result in the assumption by any member of the Restricted Group of material liabilities which have not been fully disclosed to the holders of the Notes in the materials provided in connection with the Acquisition or otherwise in writing; and

                           (v) a certificate of a Senior Financial Officer that,
                  on a consolidated basis following such Acquisition, as of the date of such Acquisition, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                  (j) Environmental Reports. (i) Within 10 days following the end of each fiscal quarter of the Parent, copies of each environmental report submitted to the board of directors of the Parent during such fiscal quarter, and, (ii) to the Collateral Trustees, promptly after obtaining knowledge thereof, written notice of (A) any material governmental or regulatory actions instituted or threatened in writing under any Environmental Law affecting any of the Mortgaged Properties or the matters indemnified under the U.S. Environmental Indemnification Agreement or the Canadian Environmental Indemnification Agreement, including, without limitation, any material notice of inspection, abatement or noncompliance; (B) all claims made, or material claims threatened in writing, by any third party against any member of the Restricted Group or any of the Mortgaged Properties relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the presence, release or discharge on or from any of the properties owned by any member of the Restricted Group of any Hazardous Substances; and (C) any member of the Restricted Group's discovery of any occurrence or condition on any of the Mortgaged Properties or any real property adjoining or in the vicinity of any Mortgaged Property which is reasonably likely to subject any member of the Restricted Group to a material claim under any Environmental Law or to any restrictions on the ownership, occupancy, transferability or use of said property under any Environmental Law, and (iii) to the U.S. Collateral Trustee or the Canadian Collateral Trustee, any non-privileged documentation or records that such Collateral Trustee may request at the direction of the Majority Noteholders, acting reasonably, with respect to any of the matters described in clause (ii) of this Section 5.18(j);

                  (k) Additional Undertakings. (i) Prior to June 30, 2002, at the expense of the Parent, an accounts receivable and inventory audit of its Restricted Subsidiaries, which audit shall have been performed by an independent third party acceptable to the Banks, and (ii) in the event the ratio of Total Debt as at June 30, 2002 to EBITDA for the period of four fiscal quarters of the Parent ended on such date is not less than or equal to 5.0:1, an appraisal of the Restricted Subsidiaries' equipment and inventory, such appraisal to be performed by an independent third party acceptable to the Majority Noteholders; and

                  (l) Requested Information. With reasonable promptness, such other data and information as any holder of Notes, the U.S. Collateral Trustee or the Canadian Collateral Trustee may reasonably request.

Without limiting the foregoing, the Parent will permit each holder of the then outstanding Notes (or such Persons as any such holder may designate), to visit and inspect, under the Parent's guidance, any of the properties of the Parent or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Parent authorizes said accountants to discuss with such holders the finances and affairs of the Parent and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Parent shall not be required to pay or reimburse any holder of Notes for any expenses which such holder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Parent agrees to reimburse such holder for all reasonable expenses thereof promptly upon demand.

         Each Noteholder agrees that it will use all reasonable efforts to keep confidential any information from time to time supplied to it by or on behalf of the Parent (including, without limitation, any such information provided pursuant to this Section 5.18) which the Parent or any Person acting on its behalf designates in writing at the time of its delivery to such Noteholder, or as promptly as practicable thereafter, is to be treated as confidential, provided, however, that the foregoing provisions of this paragraph shall not apply:

                           (i) to any information already known to such
                  Noteholder at the time of its receipt thereof (other than any such information which to such Noteholder's knowledge is already known to such Noteholder by virtue of any breach by any third party of any confidentiality obligation owed to the Parent or any Restricted Subsidiary);

                           (ii) to any information which is or becomes public knowledge other than (to such Noteholder's knowledge) by reason of any breach of this paragraph;

                           (iii) to the extent that such Noteholder is required
                  to disclose the information in question pursuant to any law, statute, rule or regulation or any order of any court or judicial process or pursuant to any direction, request or requirement (whether or not having the force of law but, if not having the force of law, being of a type with which Institutional Holders in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority;

                           (iv) to the disclosure of any such information to any
                  regulators or auditors including the NAIC or any successor agency;

                           (v) to the disclosure of any such information to any other holder of a Note;

                           (vi) to the disclosure of any information to such
                  Noteholder's counsel or accountants or those of any other holder of a Note;

                           (vii) to the disclosure of any information to any of
                  such Noteholder's employees, agents or other professional advisors or those of any other holder of a Note;

                           (viii) to the disclosure of any information to Moody's, Standard & Poor's or any other nationally recognized rating agency;

                           (ix) to the extent that such Noteholder needs to
                  disclose the information in question for the protection or enforcement of any of such Noteholder's rights or interests against the Issuer or the Parent, whether under this Agreement or otherwise; or

                           (x) to the prospective transferee in connection with
                  any contemplated transfer of any of the Notes (or of any other security of the Parent owned by such Noteholder or any Person advised by such Noteholder's investment advisor or any of its subsidiaries) by such Noteholder, provided that such prospective transferee shall agree (in writing) to be bound by the confidentiality provisions of this Section 5.18 as if it were a holder of Notes hereunder.

         5.19.    PARI PASSU DEBT.

         Except as otherwise provided in this Agreement and the Intercreditor Agreement, the Notes shall rank, at all times, at least pari passu with all of the other senior secured Indebtedness of the Restricted Group, other than as permitted by Section 5.9(a)(ii) and subject to Permitted Liens. The Parent shall at all times cause any Debt owing by any member of the Restricted Group to any other member of the Restricted Group, and all Liens securing such Debt, to be subordinated to the Notes and the Liens securing the Notes, each in form and substance satisfactory to the Majority Noteholders (and the Noteholders hereby acknowledge that the manner in which such Debt has been subordinated in the notes subject to the pledge agreements dated as of the Effective Date is satisfactory to them).

         5.20.    MOST FAVORED LENDER.

         The holders of the Notes shall immediately be notified of the terms and conditions of any Debt of the nature described in clause (a) of the definition thereof to be created by any member of the Restricted Group other than Debt secured by Liens described in Section 5.10(h). The holders of the Notes shall have the option to require the Obligors and the Restricted Subsidiaries to amend this Agreement and any of the other Financing Documents to incorporate the provisions of any agreement relating to such Debt if such holders so wish, it being understood that the provisions which may be so incorporated shall not extend to the provision of collateral (other than collateral provided (a) under a replacement revolving credit facility after the termination of Bank Facility A or (b) to secure Priority Debt or Debt secured by Liens permitted by Section 5.10(h)) or to pricing.

         5.21.    LIMITATION ON BUSINESS ACTIVITIES.

         The Issuer shall not, and shall not permit IPG Finance LLC or Canco, to carry on any business, other than (i) taking such steps as may be necessary to maintain its existence, (ii) to hold Securities of Restricted Subsidiaries,
(iii) taking such action as is required under or in respect of this Agreement, any of the other Financing Documents or the Bank Documents, (iv) provided no Default or Event of Default shall have occurred and be continuing, IPG Finance LLC may lend money to IPG (US) Inc. and (v) the incurrence of any other Indebtedness permitted by Section 5.23 and, with respect to the Issuer, Indebtedness permitted hereunder.

         5.22.    OWNERSHIP OF SUBSIDIARIES.

         The Parent shall not permit, at any time, IPG Finance LLC, the Issuer, Canco, Intertape Polymer Corp, IPI and (prior to the termination of Bank Facility A) all Restricted Subsidiaries who are borrowers under Bank Facility A to be other than Wholly-Owned Restricted Subsidiaries, or at any time to own (either directly or through the Restricted Subsidiaries) less than 80% of the Voting Stock of its other Restricted Subsidiaries, together with such Securities of such other Restricted Subsidiaries as are necessary to provide the Parent with a direct or indirect economic interest of not less than 80% of each such other Restricted Subsidiary.

         5.23.    LIMITATION ON ISSUER DEBT.

         The Parent will not permit either IPG Finance LLC or Canco to incur or have at any time any Indebtedness in excess of an aggregate amount of US$100,000, except for Indebtedness under or with respect to this Agreement, the 1998 Note Agreement, the Bank Documents and any facility which replaces Bank Facility A after the termination thereof, and except to a Wholly-Owned Restricted Subsidiary.

         5.24.    NO RESTRICTIONS ON DISTRIBUTIONS.

         The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, restrict in any way the ability of any Restricted Subsidiary to declare or make any payment contemplated in clauses (a), (b) and (c) of the definition of "Restricted Payment" to its shareholder(s) or owners of its other Equity Interests, except for such restrictions arising under applicable law in relation to the solvency of the Restricted Subsidiaries.

         5.25.    LIMITATION ON CAPITAL EXPENDITURES.

                  (a) The Parent will not, and will not permit any Restricted Subsidiary to, until such time as Bank Facility B is fully repaid and cancelled, make any capital expenditures that exceed US$20,000,000 in any fiscal year of the Parent unless the ratio of Total Debt to EBITDA (calculated on a quarterly basis for the immediately preceding period of four consecutive fiscal quarters including the fiscal quarter most recently ended) is less than or equal to 3.25:1.00; provided that the foregoing restriction shall continue to apply if, at the end of any subsequent fiscal quarter, such ratio exceeds 3.25:1.00, unless Bank Facility B has theretofore been fully repaid and cancelled.

                  (b) Once Bank Facility B is fully repaid and cancelled, or the ratio of Total Debt to EBITDA (calculated on a quarterly basis for the immediately preceding period of four fiscal quarters including the fiscal quarter most recently ended) is less than or equal to 3.25:1.00 (together, the "CONDITIONS"), the Restricted Group shall not make capital expenditures exceeding an amount equal to 10% of Consolidated Net Worth (as at the end of the fiscal year then most recently ended) in any fiscal year of the Parent without the consent of the Majority Noteholders, acting reasonably. If either of the Conditions occurs on a date other than the last day of a fiscal year of the Parent, the Restricted Group shall be permitted in such fiscal year to make the capital expenditures permitted under this Section 5.25(b) instead of those permitted under Section 5.25(a). Such amount shall be increased to 20% of Consolidated Net Worth for any current fiscal year in which
         (i) the ratio of Total Debt as at the end of the fiscal quarter of the Parent then most recently ended to EBITDA for the period of four fiscal quarters then most recently ended does not exceed 3.0:1.00, and (ii) the Parent has maintained an Acceptable Rating at all times during the then most recently ended two fiscal quarters with respect to its long-term, senior unsecured Debt; provided however, that at any time either of the tests in the preceding clauses (i) and (ii) are not met, the applicable percentage shall return to 10% for the fiscal year in which such condition is no longer met.

         5.26.    INTELLECTUAL PROPERTY.

         Subject to the next succeeding sentence, the Parent will ensure that all intellectual property, as described in the Security Documents, shall continue to be owned by the Person identified as the owner thereof in the Security Documents at all times; provided that, on 20 days prior notice to the Collateral Trustees, any member of the Restricted Group may sell or otherwise transfer any interest that such member has in such intellectual property to IPG Technologies Inc. at any time. Except as otherwise permitted by Section 5.12, the Parent will not, and will not permit any Restricted Subsidiary to, sell or transfer any portion of such Person's ownership interest in any intellectual property (as described in the Security Documents); provided that any member of the Restricted Group may sell or transfer any such intellectual property to IPG Technologies Inc. at any time.

         5.27.    NO AMENDMENTS TO CREDIT AGREEMENT.

         The Parent will not, and will not permit any Restricted Subsidiary to, allow any provision of the Credit Agreement in relation to repayments, prepayments, pricing (including, without limitation, interest rate and margins), or financial covenants to be amended, replaced or deleted in any manner that the Majority Noteholders deem, in their sole discretion, to be adverse to the interests of the holders of the Notes without the prior written consent of the Majority Noteholders. This Section 5.27 is supplemental to the covenants set forth in Section 9.5 of the Intercreditor Agreement.

6.       EVENTS OF DEFAULT AND REMEDIES THEREFOR

         6.1.     EVENTS OF DEFAULT.

         Any one or more of the following shall constitute an "EVENT OF DEFAULT" as such term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

                  (b) Default shall occur in the making of any payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment, or the Issuer shall fail to make an offer to prepay as required under
         Section 2.5, or the failure of the Obligors to make an offer to prepay the Secured Obligations as required under Section 5.12(d); or

                  (c) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Material Debt (other than the Notes) of the Parent or any Restricted Subsidiary and such default shall not have been waived and shall continue beyond the period of grace, if any, allowed under the terms of such Material Debt; or

                  (d) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Material Debt of the Parent or any Restricted Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Material Debt of the Parent or any Restricted Subsidiary outstanding thereunder; or

                  (e) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.6 through Section 5.14 hereof, in Section 5.19 through Section 5.25 hereof, or of any covenant or agreement contained in any Guaranty Agreement; or

                  (f) Default shall occur in the observance or performance of any other provision of this Agreement or any provision of any of the Financing Documents which is not remedied within 30 days after the earlier of (i) the day on which any Responsible Officer first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to any Obligor by the holder of any Note; or

                  (g) Any representation or warranty made by any Obligor in this Agreement, or made by the Parent or the General Partner in the Parent Guaranty Agreement or made by any member of the Restricted Group in any other Financing Document or any statement or certificate furnished by such member of the Restricted Group in connection with the consummation of the issuance and delivery of the Notes or furnished by any member of the Restricted Group pursuant to any other Financing Document, is untrue in any material respect as of the date of the issuance or making thereof, or if the auditors certifying the financial statements in accordance with Section 5.18(b) insert a material qualification in their opinion; or

                  (h) Final judgment or final judgments for the payment of money aggregating in excess of U.S. $2,500,000 (or the equivalent thereof in any other currency) (exclusive of judgment amounts which are covered by insurance of solvent insurers which have acknowledged such coverage) is or are outstanding against any member of the Restricted Group or against any property or assets of any such entity and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal for a period of 90 days from the date of its entry; or

                  (i) A custodian, liquidator, trustee or receiver is appointed for any member of the Restricted Group or for the major part of the property of any one of them and is not discharged within 90 days after such appointment; or

                  (j) Any member of the Restricted Group becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or any member of the Restricted Group applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for such member of the Restricted Group or for the major part of the property of any such entity; or

                  (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against any member of the Restricted Group or any member of the Restricted Group (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (j) or this clause (k) of this Section 6.1 (each of the events referred to in clause (j) or this clause (k), a "PROCEEDING"), and, if instituted against such member of the Restricted Group, are consented to or are not dismissed within 20 Business Days after such institution; or

                  (l) If property of any member of the Restricted Group having a total value of more than US$2,500,000 is the object of a seizure or of a taking of possession or other proceeding by a creditor, provided that if such legal proceedings are commenced against any member of the Restricted Group, such member shall have the right to contest such seizure or taking in good faith, if the holders of all of the Notes are absolutely satisfied, in their complete discretion, that the repayment of the Notes, the interest and all other amounts relating thereto and the ability of the Issuer to service its Debt shall not be compromised; or

                  (m) If IPG Finance LLC assigns or transfers any of its rights against any Restricted Subsidiary with respect to amounts owed to it by such Restricted Subsidiary, to any Person other than a member of the Restricted Group, except as permitted under this Agreement or the Security Documents; or

                  (n) Either Guaranty Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable in any respect, or the Parent, the General Partner or any Restricted Subsidiary takes any action for the purpose of repudiating or rescinding the Guaranty Agreement to which it is a party or its obligations thereunder, or the Parent, the General Partner or any Restricted Subsidiary declares that its obligations thereunder are unenforceable; or

                  (o) If in the opinion of the Majority Noteholders, acting in good faith, a Material Adverse Change has occurred since December 31, 2000, except for any Material Adverse Change described in Schedule II attached hereto, and the Majority Noteholders shall have given five (5) Business Days written notice to the Issuer to such effect.

         6.2.     NOTICE TO HOLDERS.

         When any Event of Default described in the foregoing Section 6.1 has occurred, or if the holder of any Note or of any other evidence of Debt of any Obligor gives any notice or takes any other action with respect to a claimed default, such Obligor agrees to give notice within three (3) Business Days of such event to all holders of the Notes then outstanding.

         6.3.     ACCELERATION OF MATURITIES.

         When any Event of Default described in clause (a) or (b) of Section 6.1 has occurred and is continuing, any holder of any Note may, by notice in writing sent in the manner provided in Section 9.6 to the Parent declare the entire principal of and all interest accrued on such Note to be, and such Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in clause (a), (b), (c), (d), (e), (f), (g),
(h), (m), (n) or (o) of said Section 6.1 has occurred and is continuing, the holder or holders of 51% or more of the principal amount of Notes (other than Notes held by any member of the Restricted Group or any Affiliate) of all Series, taken as a single class, at the time outstanding (the "MAJORITY NOTEHOLDERS") may, by notice to the Parent, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in clause (i), (j), (k) or (l) of Section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon any or all of the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Issuer will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Issuer further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all reasonable costs and expenses incurred by them in the collection of any amounts payable under the Notes in connection with any Event of Default hereunder, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith. All amounts paid hereunder with respect to principal, Make-Whole Amount, if any, and interest on the Notes shall be paid ratably to all holders of Notes which have become due and payable pursuant to this Section 6.3.

         6.4.     RESCISSION OF ACCELERATION.

         The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in clause (a), (b), (c), (d), (e), (f), (g), (h), (m), (n) or
(o) of Section 6.1, the holders of at least 66 2/3% in aggregate principal amount of the Notes of all Series, taken as a single class, then outstanding may rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                  (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided, further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto. Such annulment and rescission shall be by written instrument filed with the Parent.

7.       AMENDMENTS, WAIVERS AND CONSENTS

         7.1.     CONSENT REQUIRED.

         Any term, covenant, agreement or condition of this Agreement may, with the consent of the Obligors, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Obligors shall have obtained the consent in writing of the holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes of all Series, taken as a single class; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments including, without limitation, the definition of Make-Whole Amount, or (c) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this Section 7 or Section 6.

         7.2.     SOLICITATION OF HOLDERS.

         So long as there are any Notes outstanding, no Obligor will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by such Obligor and shall be afforded the opportunity of considering the same and shall be supplied by the Obligors with sufficient information to enable it to make an informed decision with respect thereto. No Obligor will directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.

         7.3.     EFFECT OF AMENDMENT OR WAIVER.

         Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Obligors, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

8.       INTERPRETATION OF AGREEMENT; DEFINITIONS

         8.1.     DEFINITIONS.

         Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "ACCEPTABLE RATING" shall mean a rating of at least BBB by Standard & Poor's or a rating of at least Baa2 by Moody's, or an equivalent credit rating by a rating agency of recognized standing acceptable to the Majority Noteholders.

         "ACQUISITION" shall mean the acquisition (whether by way of purchase, exchange, Investment or otherwise) of (a) a majority of the issued and outstanding Voting Stock of a Person (other than a member of the Restricted Group), or (b) assets of a Person (other than a member of the Restricted Group) comprising substantially all of the assets of such Person or of an independent business unit (for example, a division) operated by such Person.

         "ADJUSTED CONSOLIDATED" for any period, or as of any time, shall have the same meaning as "consolidated" except that the Unrestricted Subsidiaries are accounted for on a cost basis rather than on a consolidated basis for such period or as of such time.

         "AFFILIATE" shall mean any Person (other than the Parent or a Restricted Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, any Obligor, (b) which beneficially owns or holds (i) 5% or more of the Voting Stock of the Parent or the General Partner or (ii) 5% or more of the Equity Interests of the Issuer or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the Equity Interests) of which is beneficially owned or held by any Obligor or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "AGREEMENT, THIS" is defined in Section 7.3.

         "APPLICABLE ADJUSTMENT MARGIN" shall mean, as of any date of determination prior to an Interest Rate Adjustment Date, an amount equal to the product of (a) six hundred and three ten-thousandths percent (0.0603%) times (b) the number of complete calendar months which shall have expired since May 1, 2002 as of such date of determination.

         "APPLICABLE DEFAULT RATE" shall mean, for any Series of Notes at any time, a rate per annum equal to the lesser of (a) the rate of interest in effect at such time for such Series of Notes plus two percent (2%) and (b) the highest interest rate allowed by applicable law for Notes of such Series of Notes.

         "AVAILABLE CASH" shall mean, at any time, cash and Cash Equivalents which are freely available to the Restricted Group at such time in that there are no restrictions of any nature whatsoever on the Restricted Group's access thereto at such time, including, without limitation, any restrictions or potential delays arising out of any (a) agreement, (b) incorporating, constituting or charter documents, (c) foreign exchange or currency controls,
(d) Law, (e) Lien or (f) otherwise. For purposes of the computation of Total Debt, "Available Cash" shall not include cash and Cash Equivalents held in Drumheath.

         "BANK DOCUMENTS" is defined in Section 4.7.

         "BANK FACILITY A" shall mean, with respect to and pursuant to the Credit Agreement, that certain 364-day extendible revolver in the principal amount of up to U.S. $50,000,000 (or its equivalent in Canadian currency), extendible annually under the terms of the Credit Agreement.

         "BANK FACILITY B" shall mean, with respect to and pursuant to the Credit Agreement, that certain revolving Facility B in the principal amount of up to U.S. $35,000,000 (or its equivalent in Canadian currency).

         "BANK FACILITY C" shall mean, with respect to and pursuant to the Credit Agreement, that certain revolving Facility C in the principal amount of up to U.S. $60,000,000 (or its equivalent in Canadian currency).

         "BANKS" shall mean the "Lenders" (as such term is defined in the Credit Agreement).

         "BANK TERM FACILITIES" shall mean Bank Facility B and Bank Facility C.

         "BUILDING INSURANCE" is defined in Section 5.2(a)(ii).

         "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which banks are generally not open for business in New York, New York, London, England, Toronto, Ontario, Canada or Montreal, Quebec, Canada, or any other day on which the New York Stock Exchange is generally not open for business.

         "CANADIAN COLLATERAL" shall mean all personal and real property located in Canada granted as security for the obligations of the Obligors and the Restricted Subsidiaries under this Agreement, the Notes, the Subsidiary Guaranty Agreement and the Parent Guaranty Agreement, pursuant to the Canadian Security Documents.

         "CANADIAN COLLATERAL TRUSTEE" shall mean Computershare Trust Company of Canada, in its capacity as Canadian collateral trustee for the holders of Debt under this Agreement, the other Financing Documents and the Bank Documents, together with its successors in such capacity duly appointed in accordance with the provisions of the Financing Documents.

         "CANADIAN ENVIRONMENTAL INDEMNIFICATION AGREEMENT" is defined in
Section 4.6(b).

         "CANADIAN MORTGAGES" is defined in Section 3.5(c).

         "CANADIAN SECURITY DOCUMENTS" is defined in Section 3.5(c).

         "CANCO" shall mean IPG Holding Company of Nova Scotia and its successors.

         "CAPITALIZED LEASE" shall mean any lease (a) the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the Parent and its Subsidiaries in accordance with GAAP or (b) for which the amount of the asset and liability thereunder if so capitalized is required to be disclosed in a note to such balance sheet in accordance with GAAP.

         "CAPITALIZED RENTALS" of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is then a lessee would be reflected as a liability on a consolidated balance sheet of such Person as of such date in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean, as of the date of any determination thereof, Investments of the type described in clause (b), (c) or (d) of the definition of the term "Permitted Investments", and all sums held in bank accounts.

         "CDN" shall mean Canadian dollars.

         "CHANGE IN CONTROL" shall mean any change in ownership of the Voting Stock of the Parent after the Effective Date which results in any Person (including Affiliates or associates of such Person), other than a member of the Restricted Group, becoming the "beneficial owner" (as such term is used in Rule 13d-5 under the Exchange Act) of more than 50% of the total voting power of all classes then outstanding of the Parent's Voting Stock.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time, and any successor statute thereto, together with the regulations promulgated thereunder, in each case as in effect from time to time.

         "COLLATERAL" shall mean the U.S. Collateral and the Canadian
Collateral.

         "COLLATERAL SUSPENSION CONDITIONS" shall mean, at any time:

                  (a) the Acceptable Rating contemplated by Section 1.6(a) is then in full force and effect, not having been withdrawn or placed on a credit watch with a negative implication by Moody's or Standard & Poor's (or, if applicable, such other equivalent rating agency as has been accepted by the Majority Noteholders);

                  (b) Total Debt, determined as of the end of each of the four most recently ended fiscal quarters of the Parent, does not exceed two hundred fifty percent (250%) of EBITDA for the period of four consecutive fiscal quarters of the Parent ended at the end of each of such four most recently ended fiscal quarters of the Parent;

                  (c) each of the Lenders pursuant to the Credit Agreement, and each of the holders of the 1998 Notes, shall have agreed not to direct the U.S. Collateral Trustee, the Canadian Collateral Trustee or any other trustees or agents holding collateral for the benefit of the Banks and the holders of the 1998 Notes to enforce any of the provisions of the Security Documents or other documents creating Liens securing Bank Facility A (or, if applicable, any replacement thereof) during the applicable Collateral Suspension Period; and

                  (d) no Default or Event of Default has occurred and is continuing;

in each case as of such time.

         "COLLATERAL SUSPENSION DATE" is defined in Section 1.6.

         "COLLATERAL SUSPENSION PERIOD" is defined in Section 1.6.

         "COLLATERAL TRUSTEES" shall mean the U.S. Collateral Trustee and the Canadian Collateral Trustee.

         "COLLATERAL TRUST INDENTURE" is defined in Section 4.5(a).

         "COMMITMENT" at any time, with respect to any Bank Term Facility, shall mean the amount of the "Credit" (as defined in the Credit Agreement as in effect on the date of this Agreement with respect to such Bank Term Facility), as such amount may have been reduced (but not increased) from time to time pursuant to the terms of the Credit Agreement.

         "CONSOLIDATED" when used as a prefix to any item (unless such item is defined differently herein) shall mean the aggregate of the relevant financial statements or accounts of the Subsidiaries (or other Persons which, in accordance with GAAP, are to be included in such computation) of a Person on a line-by-line basis (i.e., adding together corresponding items of assets, liabilities, revenues and expenses) with the relevant financial statements or accounts of such Person, eliminating inter-company balances and transactions and providing for any Minority Interests, all as determined in accordance with GAAP; for greater certainty, all of the financial covenants contained in Sections 5.6,
5.7 and 5.8, and the other financial calculations required to be made on a consolidated basis hereunder, are calculated solely by reference to the Restricted Group, excluding any items attributable to Unrestricted Subsidiaries.

         "CONSOLIDATED ASSETS" shall mean, as of the date of any determination thereof, consolidated total assets of the Restricted Group as of such date determined in accordance with GAAP (excluding, in any event, assets or equity attributable to Unrestricted Subsidiaries).

         "CONSOLIDATED CURRENT LIABILITIES" shall mean, as of the date of any determination thereof, such liabilities of the Restricted Group on a consolidated basis as shall be determined in accordance with GAAP to constitute current liabilities on such date (excluding, in any event, liabilities attributable to Unrestricted Subsidiaries).

         "CONSOLIDATED NET INCOME" for any period shall mean the gross revenues of the Restricted Group for such period, less all expenses and other proper charges (including taxes on income) for such period, determined on a consolidated basis and otherwise in accordance with GAAP after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding, in any event:

                  (a) any gains or losses (i) on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses or (ii) attributable to any non-recurring or extraordinary items including, without limitation, any discontinuance of operations;

                  (b)      the proceeds of any life insurance policy;

                  (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (d) net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all of the assets of which have been acquired in any manner by any member of the Restricted Group, realized by such Person prior to the date of such acquisition;

                  (e) net earnings and losses of any Person (other than a Restricted Subsidiary) with which any member of the Restricted Group shall have consolidated or which shall have merged into or with any member of the Restricted Group prior to the date of such consolidation or merger;

                  (f) net earnings of any Person (other than a Restricted Subsidiary) in which any member of the Restricted Group has an ownership interest unless such net earnings shall have actually been received by any member of the Restricted Group in the form of cash distributions;

                  (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends or interest to any member of the Restricted Group;

                  (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                  (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                  (j) any gain arising from the acquisition of any Securities of any member of the Restricted Group; and

                  (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been created as an expense or charge for such period.

         "CONSOLIDATED NET WORTH" shall mean, as of the date of any determination thereof, the total shareholders' equity of the Restricted Group as of such date, determined on a consolidated basis, but in any event excluding any amount of such shareholders' equity allocable or attributable to (a) Minority Interests and (b) all Investments (other than Permitted Investments) held by any member of the Restricted Group.

         "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, as of the date of any determination thereof, the sum of (a) the amount of Total Debt on such date, plus (b) the Consolidated Net Worth as of such date.

         "CONTROL EVENT" shall mean:

                  (a) the execution by any Obligor or any Subsidiary or Affiliate of any letter of intent with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, would result in a Change in Control if such transactions or events were to be consummated or to occur, or

                  (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control.

         "CONTROL PREPAYMENT DATE" is defined in Section 2.5(a).

         "CREDIT AGREEMENT" shall mean that certain Credit Agreement of even date herewith, by and among the members of the Restricted Group, The Toronto-Dominion Bank, Comerica Bank, National Bank of Canada, and certain other Persons, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, of this Agreement and of the Intercreditor Agreement.

         "DEBT" of any Person shall mean, as of the date of any determination thereof (without duplication):

                  (a) all Indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of indebtedness of such Person on such date;

                  (b) Negative Value of Derivative Instruments of such Person on such date;

                  (c) obligations secured by any Lien on such date upon property owned by such Person or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under any such arrangement in the event of default are limited to repossession or sale of property, including obligations secured by Liens arising from the sale or transfer of notes or accounts receivable, but, in all events, excluding trade payables and accrued expenses constituting Consolidated Current Liabilities;

                  (d)      Capitalized Rentals of such Person on such date;

                  (e) reimbursement obligations in respect of credit enhancement instruments of such Person on such date including letters of credit; and

                  (f) (without duplication of any of the foregoing) Guaranties of such Person on such date of obligations of others of the character referred to hereinabove in this definition.

         "DEFAULT" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "DERIVATIVE INSTRUMENTS" shall mean an agreement entered into from time to time by the Issuer in order to control, fix or regulate currency exchange fluctuations or the rate of interest payable on borrowings under either of the Bank Term Facilities.

         "DESIGNATED FACILITIES" shall mean all real property owned or leased by any member of the Restricted Group in the United States of America and Canada, including land, buildings and other improvements.

         "DRUMHEATH" shall mean Drumheath Indemnity Ltd., a company organized under the laws of Barbados.

         "EBITDA" for any fiscal period shall mean (i) the Consolidated Net Income of the Restricted Group for such period plus (ii) to the extent included in the calculation of such Consolidated Net Income, the Interest Expense, taxes, depreciation and amortization of the Restricted Group for such period, each calculated on a consolidated basis and otherwise in accordance with GAAP. Notwithstanding the foregoing, "EBITDA of the Unrestricted Subsidiaries" has the same meaning as EBITDA but shall be calculated in relation to the Unrestricted Subsidiaries only.

         "EFFECTIVE DATE" is defined in Section 1.4.

         "ENVIRONMENTAL LAWS" means all applicable United States, Mexican and Canadian, federal, state, county, provincial and local, and other foreign, statutes and codes or regulations, rules or ordinances issued, promulgated or approved thereunder, as well as all other Laws and common laws under which environmental liabilities can arise, now or hereafter in effect (including those with respect to asbestos or asbestos-containing material or exposure to asbestos or asbestos-containing material), relating to the clean-up, remediation, pollution, protection or regulation of the environment and public health including, without limitation:
(a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes (including, without limitation, any Hazardous Substance) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata); and (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, and chemicals or substances regulated by any such statutes, codes, regulations, rules or ordinances; and (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom. The statutes, codes, regulations, rules or ordinances referred to herein shall include the applicable provisions of (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), (v) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.), (vi) the Canadian Environmental Protection Act, (vii) the Environmental Protection Act (Ontario), and (viii) the Environmental Quality Act (Quebec).

         "EQUITY EVENT" shall mean the issuance by any member of the Restricted Group of Equity Interests or Debt (other than (a) Debt owing by one member of the Restricted Group to another member of the Restricted Group, and (b) a replacement of Bank Facility A after the termination thereof) of the nature contemplated in the definition of "Interest Rate Adjustment Date."

         "EQUITY EVENT PAYMENT" shall mean, with respect to any Equity Event:

                  (a) at any time that there is any Debt outstanding under Bank Facility B or Bank Facility B has not been terminated, an amount equal to 100% of the Equity Event Proceeds in respect of such Equity Event; and

                  (b) at any time that (i) there is no Debt outstanding under Bank Facility B, (ii) Bank Facility B has been terminated and (iii) there is any Debt outstanding under Bank Facility C or Bank Facility C has not been terminated, an amount equal to 75% of Equity Event Proceeds in respect of such Equity Event.

         "EQUITY EVENT PREPAYMENT DATE" is defined in Section 2.3(a).

         "EQUITY EVENT PROCEEDS" shall mean, at any time, with respect to any Equity Event, an amount equal to the difference of (a) the aggregate amount of the cash consideration received by the Restricted Group in connection with such Equity Event, minus (b) all reasonable out-of-pocket costs and expenses (including, without limitation, underwriting and similar fees) actually incurred by any member of the Restricted Group in connection with such Equity Event.

         "EQUITY INTEREST" shall mean:

                  (a)      in the case of a corporation, capital stock;

                  (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

                  (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

                  (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

                  (e) any rights, warrants or options or other Securities that are exercisable, exchangeable or convertible for or into any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with the Parent, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         "EVENT OF DEFAULT" is defined in Section 6.1.

         "EXCESS CASH FLOW" shall mean, in respect of any period, the result of:

                  (a) the Restricted Group's EBITDA for such period, as of each Excess Cash Flow Prepayment Date, plus any decrease in the Restricted Group's consolidated non-cash working capital items (or minus any increase in the Restricted Group's consolidated non-cash working capital items) during such period, minus

                  (b)      the sum for such period of:

                           (i) all cash interest or dividends paid by the Parent and its Restricted Subsidiaries on Debt or preferred shares during such period,

                           (ii) the amount of all cash payments in respect of capital expenditures made by members of the Restricted Group during such period and not financed using the proceeds of Debt (other than Debt under the Credit Agreement or Debt from a member of the Restricted Group to another member of the Restricted Group), up to a maximum of $15,000,000 during the Parent's fiscal year 2002, and $20,000,000 during the Parent's fiscal year 2003, it being understood that from and after the first date as of which there is no Debt outstanding under Bank Facility B and Bank Facility B has been terminated, the maximum amounts set forth in this clause (ii) shall not apply,

                           (iii) the amount of all voluntary and scheduled principal payments during such period of Debt of members of the Restricted Group held by Persons outside of the Restricted Group, including any voluntary or mandatory permanent reductions thereof but excluding (x) prepayments of loans under the Credit

                  Agreement, the Notes and the 1998 Notes with Excess Cash Flow Payments from the application of Section 9.2.2 of the Credit Agreement and Section 2.4 of the 1998 Note Agreement (each as in effect on the date of this Agreement) and
                  Section 2.4 hereof, in each case, for a prior fiscal period, and (y) prepayments of Debt with proceeds from the sale of assets (other than sales of inventory or services in the ordinary course of business),

                           (iv) principal payments by members of the Restricted Group during such period on Capitalized Leases held by lessors who are not members of the Restricted Group and

                           (v) taxes paid in cash by members of the Restricted Group in such period.

Excess Cash Flow shall be determined as follows:

                  (A) at any time that there is any Debt outstanding under Bank Facility B or Bank Facility B has not been terminated,

                           (1) for the fiscal quarter ended March 31, 2002,
                  Excess Cash Flow shall be based on the Excess Cash Flow during such quarter,

                           (2) for the fiscal quarter ended June 30, 2002,
                  Excess Cash Flow shall be based on the Excess Cash Flow during the first two quarters of fiscal year 2002 reduced by the Excess Cash Flow paid in accordance with the provisions of this Agreement, the 1998 Note Agreement, and the Credit Agreement with respect to the fiscal quarter ended March 31, 2002 (the amount of any such reduction to be made under this paragraph is hereinafter referred to as the "Adjusted Amount"),

                           (3) for the fiscal quarter ended September 30, 2002,
                  Excess Cash Flow shall be based on the Excess Cash Flow during the first three quarters of fiscal year 2002 reduced by the Excess Cash Flow paid in accordance with this Agreement, the 1998 Note Agreement and the Credit Agreement with respect to the first two quarters of fiscal year 2002,

                           (4) for the fiscal quarter ended December 31, 2002,
                  Excess Cash Flow shall be based on the Excess Cash Flow for the fiscal year 2002 reduced by the Excess Cash Flow paid in accordance with this Agreement, the 1998 Note Agreement and the Credit Agreement with respect to the first three quarters of fiscal year 2002 and to be adjusted promptly following confirmation by the Parent's auditors upon release of the fiscal year 2002 year-end financial statements; and

                           (5) for any fiscal quarter ended on or after March
                  31, 2003, Excess Cash Flow shall be based on a trailing four quarter basis reduced by the Excess Cash Flow paid in accordance with this Agreement, the 1998 Note Agreement and the Credit Agreement with respect to the previous three quarters and to be adjusted (in the case of the fiscal year
                  2003) promptly following confirmation by the Parent's auditors upon the release of the year-end financial statements for such fiscal year, and

                  (B) for each fiscal year commencing with the fiscal year in which there is no Debt outstanding under Bank Facility B and Bank Facility B has been terminated, Excess Cash Flow shall be determined on a fiscal year basis.

         Any negative Adjusted Amounts, if any, shall be carried forward into the following quarter(s) and shall not be repaid to any member of the Restricted Group.

         "EXCESS CASH FLOW NOTICE DATE" shall mean:

                  (a) at any time that there is any Debt outstanding under Bank Facility B or Bank Facility B has not been terminated, the date which is (i) sixty-three (63) days after the end of each fiscal quarter of the Parent or, if earlier, (ii) the date on which Bank Facility B is reduced pursuant to Section 9.2.2 of the Credit Agreement (as in effect on the date of this Agreement) as a consequence of Excess Cash Flow (as calculated for the applicable period ending on the last day of such fiscal quarter);

                  (b) at any time that (i) there is no Debt outstanding under Bank Facility B, (ii) Bank Facility B has been terminated and (iii) there is any Debt outstanding under Bank Facility C or Bank Facility C has not been terminated, the date which is (x) one hundred and twenty
         (120) days after the end of each fiscal year of the Parent or, if earlier, (y) the date on which Bank Facility C is reduced pursuant to
         Section 9.2.2 of the Credit Agreement (as in effect on the date of this Agreement) as a consequence of the existence of Excess Cash Flow for such year; and

                  (c) at any time that there is no Debt outstanding under the Bank Term Facilities, the Bank Term Facilities have been terminated and Excess Cash Flow Payments are required under the terms of this Agreement, the date which is one hundred and twenty (120) days after the end of each fiscal year of the Parent.

         "EXCESS CASH FLOW PAYMENT" shall mean, in respect of any Excess Cash Flow Prepayment Date:

                  (a) at any time that there is any Debt outstanding under Bank Facility B or Bank Facility B has not been terminated, an amount equal to 75% of Excess Cash Flow for the fiscal period of the Parent specified in and determined pursuant to the second sentence of the definition of "Excess Cash Flow" most recently ended as of such Excess Cash Flow Prepayment Date;

                  (b) at any time that (i) there is no Debt outstanding under Bank Facility B, (ii) Bank Facility B has been terminated, (iii) there is any Debt outstanding under Bank Facility C, or Bank Facility C has not been terminated, and (iv) the Excess Cash Flow Reduction Conditions have not been met on such Excess Cash Flow Prepayment Date, an amount equal to 50% of Excess Cash Flow for the fiscal year of the Parent most recently ended as of such Excess Cash Flow Prepayment Date;

                  (c) at any time that (i) there is no Debt outstanding under Bank Facility B, (ii) Bank Facility B has been terminated, (iii) there is any Debt outstanding under Bank Facility C, or Bank Facility C has not been terminated, (iv) the Excess Cash Flow Reduction Conditions have been met on such Excess Cash Flow Prepayment Date and (v) no Default or Event of Default has occurred and is continuing, an amount equal to 35% of Excess Cash Flow for the fiscal year of the Parent most recently ended as of such Excess Cash Flow Prepayment Date;

                  (d) at any time that there is no Debt outstanding under the Bank Term Facilities, the Bank Term Facilities have been terminated and the Issuer or any member of the Restricted Group has entered into a new bank agreement with similar cash flow sweep provisions as those contained in the Credit Agreement, in form reasonably satisfactory to the Majority Noteholders, an amount equal to the greater of (i) 35% of Excess Cash Flow for the fiscal year of the Parent most recently ended as of such Excess Cash Flow Prepayment Date or (ii) the percentage of Excess Cash Flow required under the provisions of such new bank agreement; and

                  (e) at any time that there is no Debt outstanding under the Bank Term Facilities, the Bank Term Facilities have been terminated and neither the Issuer nor any other member of the Restricted Group has entered into a new bank agreement with similar cash flow sweep provisions as those contained in the Credit Agreement, zero (0);

         provided, however, that, at any time, if the outstanding Debt at such time under each of the Bank Term Facilities is equal to the maximum amount permitted at such time under the Credit Agreement, the Excess Cash Flow Payment made in respect of any Excess Cash Flow Prepayment Date shall be reduced to the maximum amount (with respect to such Excess Cash Flow Prepayment Date, the "Reduced Excess Cash Flow Amount") permitted such that, after giving effect thereto, the principal amount of Debt outstanding at such time under Bank Facility A (net of Available Cash at such time) does not exceed $35,000,000; provided, further, that if the Debt outstanding under Bank Facility A is less than $35,000,000 (net of Available Cash) at any time after such Excess Cash Flow Prepayment Date, the Issuer shall add to the Excess Cash Flow Payment on the next succeeding Excess Cash Flow Prepayment Date, such amount by which the Debt under Bank Facility A is less than $35,000,000 at such time.

         "EXCESS CASH FLOW PREPAYMENT DATE" is defined in Section 2.4(a).

         "EXCESS CASH FLOW REDUCTION CONDITIONS" shall mean, at any time, (a) the Parent shall have obtained an Acceptable Rating in respect of the long-term senior unsecured Debt of the Parent and such Acceptable Rating is then in full force and effect, not having been withdrawn by Moody's, Standard & Poor's or, if applicable, such other equivalent rating agency as has been accepted by the Majority Noteholders or (b) Total Debt, determined as of the end of the then most recently ended fiscal year of the Parent, does not exceed two hundred fifty percent (250%) of EBITDA for such fiscal year.

         "EXCLUDED NON-MORTGAGED PROPERTIES" shall mean each of the Designated Facilities that is not a Mortgaged Property. For the purposes of this Agreement, such term shall mean the following Designated Facilities only: (a) leased distribution facility in Cumming, Georgia; (b) leased warehouse facility in Ontario, California; (c) leased manufacturing and distribution facility in Rayne, Louisiana; and (d) manufacturing and distribution facility in Richmond, Kentucky which is owned by the City of Richmond, Kentucky and leased to a member of the Restricted Group.

         "EXISTING GUARANTY AGREEMENTS" is defined in Section 1.1.

         "EXISTING NOTE AGREEMENT" is defined in Section 1.1.

         "EXISTING NOTES" is defined in Section 1.1.

         "EXISTING SERIES A NOTES" is defined in Section 1.1.

         "EXISTING SERIES B NOTES" is defined in Section 1.1.

         "FINANCING DOCUMENTS" shall mean this Agreement, the Notes, the Guaranty Agreements, the Security Documents, the Intercreditor Agreement, the 1998 Note Agreement and the other agreements and instruments to be executed pursuant to the terms of each of such Financing Documents, as each may be amended, supplemented or otherwise modified from time to time.

         "FIXED CHARGES" for any period shall mean the sum, determined on a consolidated basis, of (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the members of the Restricted Group, and
(b) all Interest Expense for such period an all Indebtedness (including, for this purpose, the interest component of Rentals on Capitalized Leases) of the Restricted Group.

         "FLOOD ACT" is defined in Section 5.2(a)(v).

         "FOREIGN PENSION PLAN" means any plan, fund (including, without limitation, any superannuation fund) or other similar program, other than social security or social insurance, established or maintained outside the United States by the Parent or any one or more of the Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides for retirement income for such employees or a deferral of income for such employees in contemplation of retirement and is not subject to ERISA or the Code.

          "GAAP" shall mean the generally accepted accounting principles acknowledged by the Canadian Institute of Chartered Accountants and published in the Canadian Institute of Chartered Accountants' Handbook.

         "GENERAL PARTNER" is defined in the introductory paragraph of this Agreement.

         "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such
Person: (a) to
purchase such Indebtedness or other obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain working capital or other balance sheet items, or otherwise to advance or make available funds, for the purchase or payment of such Indebtedness or other obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation against loss in respect thereof, or (d) otherwise to assure the owner of the Indebtedness or other obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money, and a Guaranty in respect of any dividend or other obligation shall be deemed to be Indebtedness equal to the maximum aggregate amount of such Indebtedness, dividend or other obligation.

         "GUARANTY AGREEMENTS" is defined in Section 1.5.

         "HAZARDOUS SUBSTANCES" shall have the meaning assigned to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986 (42 U.S.C. ss. 9601 et seq.) and shall also include, without limitation, petroleum including crude oil or any fraction thereof, any petroleum product, asbestos, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive and toxic substances, prohibited substances and hazardous waste under the Canadian Environmental Protection Act, a "contaminant" under the Environmental Protection Act (Ontario), and a "contaminant" and a "pollutant" under the Environmental Quality Act (Quebec) as well as similar terms for such substances (including "Dangerous Substances") used in any applicable United States or Canadian federal, state, county, provincial statute, code or regulation, rule or ordinance or any other waste, chemicals or substances regulated by any Environmental Law.

         "IMPOSITION" shall have the same meaning ascribed to such term in the U.S. Mortgages.

         "INACTIVE SUBSIDIARIES" shall mean those Subsidiaries of the Parent which are not Restricted Subsidiaries and which do not conduct any real operations or business, a list of which, at the Effective Date, is included as part of Annex A to Exhibit B-2.

         "INDEBTEDNESS" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals of such Person and (e) Guaranties of any other Person's obligations of the character referred to in this definition.

         "INSTITUTIONAL HOLDER" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

         "INTERCREDITOR AGREEMENT" is defined in Section 4.5(f).

         "INTEREST EXPENSE" of any Person for any period shall mean all interest and all amortization of debt discount and expense for such period on each item of Indebtedness of such Person for which such calculations are being made. Computations of Interest Expense on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "INTEREST RATE ADJUSTMENT DATE" shall mean the first day on which either (a) the Parent shall have entered into a reasonable and bona fide agreement with a reputable United States and/or Canadian Securities dealer authorizing and directing such dealer to (i) market the issuance of any Equity Interests of the Parent or subordinated or mezzanine Debt of the Parent or the Issuer, which Debt shall be on terms acceptable to the Majority Noteholders (in their absolute discretion), in all such cases providing for proceeds to the Parent or the Issuer in an aggregate amount of at least the outstanding principal amount under Bank Facility B on such date, or (ii) underwrite such Securities providing for such amount of proceeds to the Parent or the Issuer on a firm commitment basis, in each case, on financial and other terms and conditions that are not materially less favorable to the Parent or the Issuer, as applicable, than those generally available in the United States and/or Canadian capital markets to issuers of Securities in the packaging industry having a creditworthiness comparable to the Parent or the Issuer, as applicable, or (b) there is no Debt outstanding under Bank Facility B and Bank Facility B has been terminated.

         "INVESTMENTS" shall mean all investments, including Acquisitions, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in accounts receivable and inventory (including, without limitation, raw materials, work in process and finished goods) of such Person to be used or consumed in the ordinary course of business, or any Available Cash.

         "ISSUER" is defined in the introductory paragraph of this Agreement.

         "LAW" shall mean all applicable provisions of all laws, ordinances, decrees, orders, rules, regulations and directives of governmental bodies, and all applicable provisions of treaties as well as all ordinances and other decrees of tribunals and arbitrators.

         "LIEN" shall mean any right to any property, or the income or benefits flowing therefrom, which secures an obligation due to a Person or a claim of such Person, whether such right is based on the common law, statute or contract, and includes any security interest, hypothec, pledge, pawn, mortgage, prior claim, lien, charge, assignment for security purposes, cession, encumbrance, Capitalized Lease, conditional sale or trust receipt or a lease in which such Person is lessor, or a consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Parent or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall constitute a Lien.

         "LIKE ASSETS" shall mean, as of the date of any determination thereof, fixed or capital assets used or to be used by one or more members of the Restricted Group in the lines of business in which the Restricted Group is engaged as of the Effective Date or in a business reasonably related thereto.

         "LONG-TERM LEASE" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

         "MAJORITY BANKS" shall have the meaning ascribed to such term in the Intercreditor Agreement.

         "MAJORITY NOTEHOLDERS" is defined in Section 6.3.

         "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 2.7 or has become or is declared to be immediately due and payable pursuant to
         Section 6.3, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX1" or other appropriate page of the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury

         Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded U.S. Treasury security with the average life closest to and greater than the Remaining Average Life and (B) the actively traded U.S. Treasury security with the average life closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.7 or Section 6.3; and provided, further, that in calculating interest on Called Principal for purposes of determining the Remaining Scheduled Payments, it shall be assumed for such calculation that the Series A Notes bear interest at a per annum rate equal to 7.66% and that the Series B Notes bear interest at a per annum rate equal to 7.81%.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 2.7 or has become or is declared to be immediately due and payable pursuant to Section 6.3, as the context requires.

         "MATERIAL ADVERSE CHANGE" shall mean the occurrence or the failure to occur of any event or condition or series of events or conditions which, whether individually or in the aggregate, would result in a material adverse change in the business, assets, liabilities, financial position, operating results, business prospects or material agreements of the Restricted Group or in the ability of the members of the Restricted Group, taken as a whole, to perform their obligations under this Agreement or under the other Financing Documents.

         "MATERIAL DEBT" shall mean, as of any date of determination, any Debt which then has or relates to, in the aggregate, an unpaid principal amount (or a corresponding unpaid liability) of more than U.S. $5,000,000 or an equivalent amount of money in any other currency.

         "MINORITY INTERESTS" shall mean any shares of stock or other ownership interests of any class of a Restricted Subsidiary (other than directors' qualifying shares or similar ownership interests as required by law) that are not owned by any member of the Restricted Group (each an "OWNERSHIP INTEREST"). Minority Interests shall be valued by valuing Ownership Interests constituting preferred stock (or if such Ownership Interest is not in a corporation, then any such Ownership Interest that has the characteristics of preferred stock; in either case, a "PREFERRED INTEREST") at the voluntary or involuntary liquidating value of such Preferred Interest, whichever is greater, and by valuing Ownership Interests constituting common stock (or if such Ownership Interest is not in a corporation, then any such Ownership Interest that has the characteristics of common stock; in either case, a "COMMON INTEREST") at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such Common Interest required by the foregoing method of valuing Minority Interests in Preferred Interests.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGED PROPERTIES" is defined in Section 4.6(a).

         "MULTIEMPLOYER PLAN" shall have the same meaning as in section 3(37) of ERISA.

         "NAIC" is defined in Section 3.2(a).

         "NEGATIVE VALUE OF DERIVATIVE INSTRUMENTS" shall mean, as of the date of any determination thereof, the aggregate amount that would be payable to all Persons by any member of the Restricted Group (net of all amounts that would be payable by each such Person to such member of the Restricted Group) on the date of determination pursuant to Section 6(e)(ii)(2)(A) of each ISDA Master Agreement between such member and such Persons as if all Derivative Instruments under such ISDA Master Agreements were being terminated on that date.

         "NET INCOME AVAILABLE FOR FIXED CHARGES" shall mean, for any period, the sum of Consolidated Net Income for such period plus (to the extent included in determining such Consolidated Net Income), (a) all provisions for any Federal, state, provincial or other income taxes made by the Restricted Group during such period, (b) Fixed Charges for such period, (c) all amortization expenses of the Restricted Group and (d) all depreciation of the Restricted Group.

         "1998 NOTE AGREEMENT" shall mean that certain Amended and Restated Note Agreement, dated as of December 20, 2001, among the Obligors and the holders of notes issued thereunder, as amended, supplemented or otherwise modified from time to time.

         "1998 NOTES" shall mean those certain Senior Secured Notes due 2008 in the aggregate principal amount of $137,000,000, issued by the Issuer under the 1998 Note Agreement, as amended from time to time.

         "NOTEHOLDERS" is defined in the introductory paragraph of this Agreement.

         "NOTES" is defined in Section 1.2.

         "OBLIGORS" is defined in the introductory paragraph of this Agreement.

         "ORIGINAL CLOSING DATE" shall mean July 1, 1999.

         "PARENT" is defined in the introductory paragraph of this Agreement.

         "PARENT GUARANTY AGREEMENT" is defined in Section 1.5.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED INVESTMENTS" shall mean all:

                  (a) Investments by any member of the Restricted Group in any other member of the Restricted Group, including Investments (i) directly out of the cash proceeds to the Parent of the concurrent sale of shares of capital stock of the Parent or (ii) pursuant to a direct share exchange offer by the Parent;

                  (b) Investments by any member of the Restricted Group in commercial paper maturing in 270 days or less from the date of acquisition thereof by such member of the Restricted Group, and which is accorded as of such date a rating of at least A-1 by Standard & Poor's or at least P-1 by Moody's, or their equivalent acceptable to the Majority Noteholders;

                  (c) Investments in (i) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America or (ii) direct obligations of Canada or any agency or instrumentality of Canada, the payment or guarantee of which constitutes a full faith and credit obligation of Canada, in either case, maturing in twelve months or less from the date of acquisition thereof by any member of the Restricted Group;

                  (d) Investments in certificates of deposit maturing within one year from the date of acquisition thereof by any member of the Restricted Group, issued by a bank or trust company organized under the laws of the United States of America, any state thereof or Canada or any province thereof, having capital, surplus and undivided profits aggregating at least U.S. $500,000,000 (or its equivalent in Canadian currency) and whose long-term certificates of deposit are, at the time of acquisition thereof by any member of the Restricted Group, rated A-or better by Standard & Poor's or A3 or better by Moody's, or their equivalent acceptable to the holders of the Notes, or Investments in Eurodollar certificates of deposit maturing within one year after the date of acquisition thereof by any member of the Restricted Group and issued by a bank in western Europe or England having capital, surplus and undivided profits of at least U.S. $1,000,000,000 (or its equivalent in such country's local currency); and



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

                  (e) loans or advances to employees of the Parent and its Subsidiaries for the purchase of shares of stock of the Parent by such employees in the usual and ordinary course of business, and other loans and advances to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of any member of the Restricted Group provided that the aggregate outstanding amount of all such loans or advances shall at no time exceed U.S. $5,000,000.

         "PERMITTED LIENS" is defined in Section 5.10.

         "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust, an entity created pursuant to Law or unincorporated organization, and a government or agency or political subdivision thereof.

         "PLAN" means an "employee pension benefit plan" (as defined in section 3(2) of ERISA) that is subject to Title IV of ERISA (other than a Multiemployer
Plan) and that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent or any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate may have any liability.

         "PLEDGE AGREEMENT" is defined in Section 4.5(e).

         "POLICIES" is defined in Section 5.2(b).

         "PRIORITY DEBT" is defined in Section 5.9(a)(ii).

         "PROCEEDING" is defined in Section 6.1(k).

         "PRO RATA SHARE" shall mean, at any time, with respect to any holder of Notes,

                  (a) at any time that there is any Debt outstanding under Bank Facility B or Bank Facility B has not been terminated, a fraction the numerator of which shall be the outstanding principal amount of the Notes held by such holder at such time and the denominator of which shall be the sum of the then outstanding principal amount of all Notes, plus the aggregate unpaid principal amount under the Bank Term Facilities at such time, plus the outstanding principal amount of 1998 Notes at such time, and

                  (b) at any time that (i) there is no Debt outstanding under Bank Facility B, (ii) Bank Facility B has been terminated, and (iii) there is any Debt outstanding under Bank Facility C, or Bank Facility C has not been terminated, a fraction the numerator of which shall be the outstanding principal amount of the Notes held by such holder at such time and the denominator of which shall be the sum of the then outstanding principal amount of the Notes, plus the aggregate unpaid principal amount under Bank Facility C at such time, plus the outstanding principal amount of 1998 Notes at such time, and

                  (c) at any time that there is no Debt outstanding under the Bank Term Facilities, and each of the Bank Term Facilities has been terminated, a fraction the numerator of which shall be the outstanding principal amount of the Notes held by such holder at such time and the denominator of which shall be the sum of the then


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         outstanding principal amount of all Notes plus the outstanding principal amount of 1998 Notes at such time.

         "PTE" is defined in Section 3.2(a)(i).

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "QUALIFYING EU JURISDICTION" shall mean any country (other than Greece) which as of the Effective Date is a member of the European Union.

         "REMAINING TAX PREPAYMENT AMOUNT" shall mean, at any time, the greater of (a) zero (0) and (b) the result of (i) twenty-five percent (25%) of the original principal amount of the Notes issued on the Original Closing Date minus
(ii) the aggregate principal amount of Notes prepaid prior to such time under
Section 2.2, Section 2.3 and Section 2.4 and under the provisions of the Intercreditor Agreement requiring the offer of prepayment of the Notes with insurance proceeds and condemnation proceeds.

         "REMNANT EQUITY EVENT PREPAYMENT" is defined in Section 2.3(b).

         "REMNANT EXCESS CASH FLOW PREPAYMENT" is defined in Section 2.4(b).

         "RENTALS" shall mean and include, as of the date of any determination thereof, all fixed payments (including all such payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by any member of the Restricted Group, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by any member of the Restricted Group (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee or sublessee regardless of sales volume or gross revenues.

         "REPORTABLE EVENT" shall mean a reportable event within the meaning of section 4043(c) of ERISA other than an event for which the 30-day notice period is waived under applicable Department of Labor regulations.

         "RESPONSIBLE OFFICER" shall mean any Senior Financial Officer and any other officer of the Parent or the Issuer, as the case may be, with responsibility for the administration of the relevant portion of this Agreement or the Parent Guaranty Agreement.

         "RESTRICTED GROUP" shall mean, as of any date of determination thereof, the Parent and the Restricted Subsidiaries.

         "RESTRICTED PAYMENTS" shall mean

                  (a) the declaration or payment, directly or indirectly, of any dividend either in cash or property, on any shares of capital stock of any member of the Restricted Group;



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                  (b)      the purchase, redemption or retirement, directly or
         indirectly, of any shares of capital stock or other Equity Interests of any class, or of any warrants, rights or options to purchase or acquire any shares of capital stock or other Equity Interests of any member of the Restricted Group;

                  (c) any payment or distribution, directly or indirectly, by any member of the Restricted Group in respect of its capital stock or other Equity Interests; and

                  (d) the prepayment of any Debt (other than Debt secured by Liens described in Section 5.10(h)), except as contemplated herein;

provided, however, that "Restricted Payments" shall not include any such dividends, purchases, redemptions, retirements, payments, distributions or prepayments by any member of the Restricted Group to the Parent or by a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary.

         "RESTRICTED SUBSIDIARY" shall mean, at any time, any Subsidiary (a) which is at such time organized under the laws of the United States, Puerto Rico, Canada or any Qualifying EU Jurisdiction or any jurisdiction of any of the foregoing; (b) which at such time conducts substantially all of its business and has substantially all of its assets within the United States, Puerto Rico, Canada or any Qualifying EU Jurisdiction; (c) of which more than 80% (by number of votes) of the Voting Stock is at such time beneficially owned by the Parent or any Wholly-Owned Restricted Subsidiary (or any combination thereof); (d) which has been designated by the board of directors of the Parent as a Restricted Subsidiary at or prior to such time in accordance with Section 5.17 and (e) which shall have (i) guarantied the Notes pursuant to a guaranty agreement substantively in the form of the Subsidiary Guaranty Agreement and
(ii) granted Liens on substantially all of its assets for the benefit of the holders of the Secured Obligations pursuant to documents substantially in the form of the Security Documents.

         "RESTRUCTURING FEE" is defined in Section 4.17.

         "SECURED OBLIGATIONS" shall mean the "Secured Obligations" as such term is defined in the Collateral Trust Indenture.

         "SECURED PRIORITY DEBT" is defined in Section 5.9(a)(ii).

         "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended from time to time.

         "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act.

         "SECURITY AGREEMENT" is defined in Section 4.5(d).

         "SECURITY DOCUMENTS" means the Collateral Trust Indenture, the Mortgages, the Security Agreement, the Pledge Agreement, the Canadian Security Documents, the U.S. Environmental Indemnification Agreement, the Canadian Environmental Indemnification Agreement and the other agreements and instruments executed or to be executed pursuant to the terms of each of such Security Documents or which grant Liens to the U.S. Collateral Trustee or the Canadian


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Collateral Trustee securing the obligations of any member of the Restricted
Group under any of this Agreement, the Notes, the Parent Guaranty Agreement or the Subsidiary Guaranty Agreement, as the case may be, as each may be amended, supplemented or otherwise modified from time to time.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent or of the Issuer, as the case may be.

         "SENIOR OFFICER" means the chief executive officer or the chief financial officer of the Parent.

         "SERIES" shall mean any one or both of the Series A Notes, taken together, and the Series B Notes, taken together.

         "SERIES A NOTES" is defined in Section 1.2.

         "SERIES B NOTES" is defined in Section 1.2.

         "SOURCE" is defined in Section 3.2.

         "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries directly or indirectly owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent and such "Subsidiary" shall include a limited partnership, the general partner of which is the Parent or one or more of its Subsidiaries.

         "SUBSIDIARY GUARANTY AGREEMENT" is defined in Section 1.5.

         "SUBSIDIARY PRIORITY DEBT" is defined in Section 5.9(a)(ii).

         "TAX PERCENTAGE LIMIT" shall mean, at any time and in respect of the principal amount of any prepayment, (a) 100% if such time is after the fifth anniversary of the Original Closing Date or (b) if such time is on or before the fifth anniversary of the Original Closing Date, the lesser of (i) 100% and (ii) a fraction, expressed as a percentage, the numerator of which is the Remaining Tax Prepayment Amount at such time and the denominator of which is the principal amount of such prepayment.

         "TOTAL DEBT" shall mean, as of any date of determination, the sum of
(a) the aggregate principal amount of all Debt of the Restricted Group then outstanding other than Debt owing by a member of the Restricted Group to another member thereof (and for greater certainty, includes any Debt of an Unrestricted Subsidiary Guarantied by any member of the Restricted Group), determined on a consolidated basis for the Restricted Group, plus (b) the greater of (i) the stated


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

value of all preferred shares or (ii) the voluntary or involuntary liquidation value of all preferred shares, as issued by a member of the Restricted Group then outstanding (other than any such preferred shares held by another member of the Restricted Group), less (c) Available Cash as of such date.

         "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Parent which is an Inactive Subsidiary or which is not otherwise a Restricted Subsidiary, a list of which, as of the Effective Date, is included as part of Annex E to Exhibit B-2, or as may be determined by the Parent at any later date.

         "U.S. COLLATERAL" shall mean the "U.S. Collateral" as such term is defined in the Collateral Trust Indenture.

         "U.S. COLLATERAL TRUSTEE" shall mean "Collateral Trustee", as such term is defined in the Collateral Trust Indenture.

         "U.S. ENVIRONMENTAL INDEMNIFICATION AGREEMENT" is defined in Section 4.6(b).

         "U.S. MORTGAGES" is defined in Section 4.5(b).

         "VOTING STOCK" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled whether through the ownership of stock, partnership interests, by contract or otherwise, to elect a majority of the board of directors (or Persons performing similar functions).

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean any Restricted Subsidiary of which all of the issued and outstanding equity interests (except directors' qualifying shares or similar equity and voting interests as required by law) of which shall be owned directly or indirectly by the Parent or one or more of the Parent's other Wholly-Owned Restricted Subsidiaries, or any combination of the Parent and one or more other Wholly-Owned Restricted Subsidiaries.

         8.2.     ACCOUNTING PRINCIPLES.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         8.3.     DIRECTLY OR INDIRECTLY.

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.



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9.       MISCELLANEOUS

         9.1.     REGISTERED NOTES.

         The Issuer shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "NOTE REGISTER") and the Issuer will register or transfer or cause to be registered or transferred as hereinafter provided any Note.

         At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Issuer duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

         The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

         9.2.     EXCHANGE OF NOTES.

         At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note at its office, the Issuer will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note of the same Series for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes of the same Series aggregating such unpaid principal amount in the denomination of U.S. $500,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form, series and tenor as the Notes so surrendered for exchange. The Issuer may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         9.3.     LOSS, THEFT, ETC. OF NOTES.

         Upon receipt of evidence satisfactory to the Issuer of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Issuer, or in the event of such mutilation upon surrender and cancellation of the Note, the Issuer will make and deliver without expense to the holder thereof, a new Note, of like tenor and series, in lieu of such lost, stolen, destroyed or mutilated Note. If the Noteholders, any subsequent Institutional Holder which is an insurance company or any other Institutional Holder which has a net worth in excess of U.S. $50,000,000 is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted


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

as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Issuer.

         9.4.     EXPENSES; STAMP TAX AND OTHER INDEMNITY.

         Whether or not the transactions herein contemplated shall be consummated, the Obligors, jointly and severally, agree to pay directly all of the Noteholders' out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to (a) the reasonable charges and disbursements of Bingham Dana LLP, special counsel to the Noteholders, (b) duplicating and printing costs and charges for shipping the Notes (if so required), adequately insured to the Noteholders at each Noteholder's home office or at such other place as such Noteholder may designate, (c) the fees and costs incurred in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the Securities Valuation Office of the NAIC or any successor organization acceding to the authority thereof, and (d) all such reasonable expenses (including the fees and expenses of any investment banker or financial consultant) relating to any proposed or actual amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by any Obligor of its obligations under any Financing Document to which it is a party. The Obligors, jointly and severally, also agree that they will pay and save each Noteholder harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement, the Notes, or any other Financing Document, whether or not any Notes are then outstanding. The Obligors, jointly and severally, agree to protect and indemnify each Noteholder against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement and the other Financing Documents (other than those expressly retained by such Noteholder). The Obligors, jointly and severally, agree to indemnify each Noteholder, the U.S. Collateral Trustee and the Canadian Collateral Trustee and their respective directors, officers, agents and employees from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses of any of them for or in connection with (i) the participation of any of the Noteholders in the transactions contemplated by this Agreement and the other Financing Documents, (ii) the role of any of the Noteholders in any investigation, litigation or other proceeding brought or threatened by any third party and relating to the Parent or any of its Subsidiaries, and/or (iii) the compliance with or enforcement of any of their rights or obligations hereunder, including, without limitation (A) the reasonable fees and disbursements of counsel and (B) the costs of defending, counterclaiming or claiming against third parties in respect of any action or matter and any cost, liability or damage arising out of any settlement, in each case other than losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the indemnified party, as determined by a final judgment of a court of competent jurisdiction.



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         9.5.     POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE.

         No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

         9.6.     NOTICES.

         All communications provided for hereunder shall be in writing and, if to a Noteholder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication followed (on the date of transmission) by overnight air courier, in each case addressed to each Noteholder at such Noteholder's address appearing on Schedule I to this Agreement or such other address as such Noteholder or the subsequent holder of any Note initially issued to such Noteholder may designate to the Parent in writing, and if to the Parent or the Issuer, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication followed (on the date of transmission) by overnight air courier, to the Parent or to the Issuer at 110E Montee de Liesse, St. Laurent, Quebec, Canada H4T IN4,
Attention: Vice President, Finance, Fax No. 514-731-5477, with a copy to Stikeman Elliott, 1155 Rene Levesque West Blvd., Suite 3900, Montreal, Quebec, Canada H3B 3V2, Attention: Michael L. Richards, Esq., Fax No. 514-397-3222, and to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attn:
Nancy Corbett, Esq., Fax No. 212-309-6273 or to such other address as the Parent or the Issuer may in writing designate to the Noteholders or to a subsequent holder of the Note initially issued to a Noteholder, provided that the failure to provide copies of any such notices to the parties set forth above or to provide any other copies shall not invalidate any notice provided to the Parent or the Issuer pursuant to the terms of this Section 9.6; provided, further, that a notice to a Noteholder by overnight air courier shall only be effective if delivered to such Noteholder at a street address designated for such purpose in
Schedule I, and a notice to a Noteholder by facsimile communication shall only be effective if made by confirmed transmission to such Noteholder at a telephone number designated for such purpose in Schedule I and followed (on the day of transmission) by overnight air courier, or, in either case, as such Noteholder or a subsequent holder of any Note initially issued to such Noteholder may designate to the Obligors in writing.

         9.7.     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon each party hereto and its successors and assigns and shall inure to the benefit of each party hereto and its successors and assigns, including each successive holder or holders of any Notes.

         9.8.     SURVIVAL OF COVENANTS AND REPRESENTATIONS.

         All covenants, representations and warranties made by any party herein and in any certificates delivered pursuant hereto, whether or not in connection with the Effective Date, shall survive the delivery of this Agreement and the Notes.



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

         9.9.     SEVERABILITY.

         Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         9.10.    GOVERNING LAW.

         This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law, excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         9.11.    JURISDICTION AND SERVICE IN RESPECT OF ISSUER AND PARENT.

         Any legal action or proceeding with respect to this Agreement, the Notes, any Guaranty Agreement or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Parent and the Issuer hereby ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER AND THE PARENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH OF THE ISSUER, THE PARENT AND EACH HOLDER OF A NOTE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY.

         Each of the Issuer and the Parent further consents that all service of process may be made by delivery to it at the address of the Issuer or the Parent, as the case may be, set forth in Section 9.6 hereof or to its Agent referred to below at such Agent's address set forth below and that service so made shall be deemed to be completed upon actual receipt. Each of the Issuer and the Parent for itself hereby irrevocably appoints CT Corporation System with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its Agent for the purpose of receiving service of any process within the State of New York. Nothing contained in this Section 9.11 shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Issuer or the Parent, or to enforce a judgment obtained in the courts of any other jurisdiction.

         9.12.    PAYMENTS FREE AND CLEAR OF TAXES.

         The Obligors, for the benefit of those holders of the Notes which are residents, citizens or domestic corporations of the United States of America at the time of any payment made by an Obligor hereunder (the "RELEVANT HOLDERS"), agree that in the event any such payments made


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

by an Obligor under the Notes, this Agreement, a Guaranty Agreement or any other Financing Document are subject to any present or future tax, duty, assessment, impost, levy or other similar charge (a "RELEVANT TAX") imposed, levied, collected, assessed, deducted or withheld by the government of Canada (or any authority therein or thereof) or by the government of any other country or jurisdiction (or any authority therein or thereof) other than the United States (or any authority therein or thereunder) from or through which payments hereunder are actually made (each a "TAXING JURISDICTION"), the Obligors will pay to the Relevant Holder such additional amounts (the "ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts paid to such Relevant Holder pursuant to the terms of this Agreement, such Notes, the Guaranty Agreements and the other Financing Documents after imposition of any such Relevant Tax (including, without limitation, any Relevant Tax on such Additional Amounts) shall be not less than the amounts specified in this Agreement to be then due and payable (after giving effect to the exclusion for Relevant Taxes imposed by the government of the United States (or any authority therein or thereunder) as described above), except that no such Additional Amounts shall be payable in respect of this Agreement, any Note, a Guaranty Agreement or any other Financing Document to a Relevant Holder which is liable for such Relevant Tax in respect of this Note Agreement, such Notes, such Guaranty Agreement or such other Financing Document solely by reason of such Relevant Holder being resident or being deemed resident in such Taxing Jurisdiction or carrying on business or being deemed to carry on business in such Taxing Jurisdiction or having some other business connection with such Taxing Jurisdiction other than, in the case of Canada, the mere holding of this Agreement, such Notes, such Guaranty Agreement or such other Financing Document or the receipt of principal or interest in respect thereof.

         9.13.    CURRENCY OF PAYMENTS; JUDGMENTS.

         Any payment made by any member of the Restricted Group to any holder of the Notes or for the account of any such holder in respect of any amount payable by such member of the Restricted Group (including any payments under the Guaranty Agreements or any other Financing Document) shall be made in U.S. Dollars. Any payment made by such member of the Restricted Group to any holder of Notes or for the account of any such holder in respect of any amount payable by such member of the Restricted Group in lawful currency of the United States of America, which payment is made in Canadian dollars or other foreign currency, whether pursuant to any judgment or order of any court or tribunal or otherwise, shall constitute a discharge of the obligations of such member of the Restricted Group only to the extent of the amount of lawful currency of the United States of America which may be purchased with such Canadian dollars or other foreign currency on the date of payment (or if it is not practicable to make the purchase on such date, on the first day on which it is practicable to do so); provided that any such conversion of a foreign currency into lawful currency of the United States shall be calculated as of the date such payment is received by such holder. If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes or under such other Financing Document, the Obligors shall indemnify such holder against any loss sustained by such holder as a result hereunder or under the Notes or such other Financing Document; and in any event, the Obligors shall indemnify such holder against the reasonable cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein, in the Notes, the Guaranty Agreements and the other Financing Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder, under any Note, under any Guaranty Agreement, or under any other Financing Document and shall survive the payment of the Notes and the termination of this Agreement and the other Financing Documents.

         9.14.    CAPTIONS.

         The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         9.15.    POWER OF ATTORNEY FOR QUEBEC PURPOSES.

         For greater certainty, and without limiting the powers of the U.S. Collateral Trustee or the Canadian Collateral Trustee under the Security Documents, each of the Noteholders hereby acknowledges that the Canadian Collateral Trustee shall, for the purposes of holding any security granted under the Security Documents pursuant to the laws of the Province of Quebec to secure payment of debentures (or any similar instruments), be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future holders of the Notes and holders of debentures. Each of the Noteholders hereby constitutes, to the extent necessary, the Canadian Collateral Trustee as the holder of such irrevocable power of attorney (fonde de pouvoir) in order to hold security granted under the Security Documents in the Province of Quebec to secure the debentures (or any similar instrument). Each assignee of the Notes shall be deemed to have confirmed and ratified the constitution of the Canadian Collateral Trustee as the holder of such irrevocable power of attorney (fonde de pouvoir). Notwithstanding the provisions of Section 32 of the Special Powers of Legal Persons Act (Quebec), the Canadian Collateral Trustee may acquire and be the holder of a debenture (or any similar instrument). Each of the Obligors hereby acknowledges that a debenture executed by it constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec. Notwithstanding the provisions of Section 9.10, the provisions of this Section
9.15 shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

         9.16.    INTEREST PROVISIONS.

                  (a) Interest Act (Canada). Solely for purposes of the Interest Act (Canada) and in respect of all or any portion of a calendar year, the annual rate of interest to which any interest rate herein is equal is such rate multiplied by a fraction, the numerator of which is the total number of days in such year and the denominator of which is 360.

                  (b) Criminal Code (Canada). If any provision of this Agreement or any other Financing Document would obligate any member of the Restricted Group to make any payment of interest or other amount payable to the holders of the Notes in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the holders of the Notes of interest at a criminal rate (as construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by the holders of the Notes of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows: (i) firstly, by reducing the amount or rate of interest required to be paid to the holders of the Notes, and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the holders of the Notes which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). Any amount or rate of interest shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Notes remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of interest (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over such period of time and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Majority Noteholders, shall be conclusive for the purposes of such determination, absent manifest error.

                  (c) Bankruptcy and Insolvency. If any member of the Restricted Group files a notice of intention to file a proposal, or files a proposal under the Canadian Bankruptcy and Insolvency Act, or files a petition under the US Bankruptcy Code, or if the Parent or any of the Restricted Subsidiaries obtains the permission of a Canadian court to file a Plan of Arrangement under the Companies' Creditors Arrangements Act, and if a stay of proceedings is obtained or ordered under the provisions of any such statute, without prejudice to the rights of the holders of the Notes to contest such stay of proceedings, the Issuer covenants and agrees to continue to pay interest on all amounts due to the holders of the Notes. In this regard, the Issuer acknowledges that permitting the Issuer to continue to use the proceeds of the Notes constitutes valuable consideration provided after the filing of any such proceeding in the same way that permitting the Issuer to use leased premises constitutes such valuable consideration.

         9.17.    LANGUAGE.

         The parties hereby confirm their express intent that this Agreement, the Guaranty Agreements, the Notes, the other Financing Documents and all documents and agreements directly and indirectly related thereto be written in English.

         Les parties reconnaissent leur volonte expresse que la presente convention, les billets ainsi que les documents et convention qui sly rattachent directement ou indirectement soient rediges en anglais.



   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. NEXT PAGE IS SIGNATURE PAGE.]

         The execution hereof by the Noteholders shall constitute a contract between the Noteholders, the Parent, the Issuer and the General Partner for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                                     INTERTAPE POLYMER GROUP INC.
                                                     LE GROUPE INTERTAPE POLYMER INC.

                                                     By: /s/ Salvatore Vitale
                                                         -------------------------------

                                                     Name:    Salvatore Vitale
                                                     Title:   Vice President Finance

                                                     IPG HOLDINGS LP
                                                     BY:  INTERTAPE POLYMER INC., ITS GENERAL PARTNER


                                                     By: /s/ Jim Bob Carpenter
                                                         ------------------------------------
                                                     Name:    Jim Bob Carpenter
                                                     Title:   President

                                                     INTERTAPE POLYMER INC.


                                                     By: /s/ Salvatore Vitale
                                                         -------------------------------
                                                     Name:    Salvatore Vitale
                                                     Title:   Assistant Secretary


ACCEPTED AND AGREED:

PRINCIPAL LIFE INSURANCE COMPANY
BY:      PRINCIPAL CAPITAL MANAGEMENT, LLC,
         A DELAWARE LIMITED LIABILITY COMPANY,
         ITS AUTHORIZED SIGNATORY


         By: /s/ Karen A. Pearson
             -------------------------------
         Name:    Karen A. Pearson
         Title:   Counsel

         By: /s/ Christopher J. Henderson
             -------------------------------
         Name:    Christopher J. Henderson
         Title:   Counsel




          [Signature Page to Amended and Restated 1999 Note Agreement]

PRINCIPAL LIFE INSURANCE COMPANY,
  ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
BY:      PRINCIPAL CAPITAL MANAGEMENT, LLC,
         A DELAWARE LIMITED LIABILITY COMPANY,
         ITS AUTHORIZED SIGNATORY


         By: /s/ Karen A. Pearson
             -------------------------------
         Name:    Karen A. Pearson
         Title:   Counsel

         By: /s/ Christopher J. Henderson
             -------------------------------
         Name:    Christopher J. Henderson
         Title:   Counsel

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY,
A WISCONSIN CORPORATION


By: /s/ David A. Barras....
    ----------------------------------------
Name:    David A. Barras
Title:   Its Authorized Representative

NEW YORK LIFE INSURANCE COMPANY


By: /s/ A. Post Howland....
    ----------------------------------------
Name:    A. Post Howland
Title:   Investment Vice President

J. ROMEO & CO.


By: /s/ Peter Coccia.......
    -------------------------------------------------
Name:    Peter Coccia
Title:   Partner

HARE & CO.


By: /s/ Suzanne E. Walton..
    ----------------------------------------
Name:    Suzanne E. Walton
Title:   Authorized IM Representative



          [Signature Page to Amended and Restated 1999 Note Agreement]

JEFFERSON-PILOT LIFE INSURANCE COMPANY


By: /s/ Robert E. Whalen, II
    -------------------------------------------------
Name:    Robert E. Whalen, II
Title:   Vice President

C.M. LIFE INSURANCE COMPANY
BY:      DAVID L. BABSON & COMPANY INC. AS INVESTMENT SUB-ADVISER


By: /s/ Richard C. Morrison
    -------------------------------------------------
Name:    Richard C. Morrison
Title:   Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
BY:      DAVID L. BABSON & COMPANY INC. AS INVESTMENT ADVISER


By: /s/ Richard C. Morrison
    -------------------------------------------------
Name:    Richard C. Morrison
Title:   Managing Director

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
BY:      CIGNA INVESTMENTS, INC. (AUTHORIZED AGENT)


         By: /s/ Debra J. Height
             -------------------------------
         Name:    Debra J. Height
         Title:   Managing Director

NORTHERN LIFE INSURANCE COMPANY
BY:      ING INVESTMENT MANAGEMENT LLC, AS AGENT


By: /s/ James V. Wittich...
    ----------------------------------------
Name:    James V. Wittich
Title:   Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY
BY:      ING INVESTMENT MANAGEMENT LLC, AS AGENT


By: /s/ James V. Wittich...
    ----------------------------------------
Name:    James V. Wittich
Title:   Senior Vice President




          [Signature Page to Amended and Restated 1999 Note Agreement]

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
BY:      ING INVESTMENT MANAGEMENT LLC, AS AGENT


By: /s/ James V. Wittich...
    ----------------------------------------
Name:    James V. Wittich
Title:   Senior Vice President

SECURITY-CONNECTICUT LIFE INSURANCE COMPANY
BY:      ING INVESTMENT MANAGEMENT LLC, AS AGENT


By: /s/ James V. Wittich...
    ----------------------------------------
Name:    James V. Wittich
Title:   Senior Vice President





          [Signature Page to Amended and Restated 1999 Note Agreement]

                                                                     EXHIBIT A-1

                [FORM OF SENIOR SECURED NOTE, SERIES A, DUE 2005]


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                                 IPG HOLDINGS LP

             AMENDED AND RESTATED SENIOR SECURED NOTE, SERIES A, DUE
                                  MAY 31, 2005

No. R-[__]                                                                [Date]
$[_______]                                                      PPN: 44981# AE 7


         IPG HOLDINGS LP, a Delaware limited partnership (the "ISSUER"), for value received, hereby promises to pay to [_________________], or its registered assigns, on the 31st day of May, 2005, the principal amount of [__________________] U.S. DOLLARS ($[_________]) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon, computed in the manner provided in
Section 2.1 of the Note Agreement (defined below), payable semiannually on the last day of each May and November in each year (commencing on May 31, 2002) and at maturity. The Issuer agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest, both before and after demand and judgment, at a rate equal to the Applicable Default Rate (as defined in the Note Agreement). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A., in New York, New York or at such other place in the State of New York as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

         This Note is one of an issue of Notes of the Issuer issued in an aggregate principal amount of U.S. $137,000,000, consisting of $25,000,000 in aggregate principal amount of the Issuer's Amended and Restated Senior Secured Notes, Series A, due May 31, 2005 and $112,000,000 in aggregate principal amount of the Issuer's Amended and Restated Senior Secured Notes, Series B, due May 31, 2009 (collectively, as may be amended from time to time, the "NOTES"), pursuant to the terms and provisions of that certain Amended and Restated Note Agreement, dated as of December 20, 2001 (as may be amended from time to time, the "NOTE AGREEMENT"), entered into by the Issuer, Intertape Polymer, Inc., a Canadian corporation and general partner of the Issuer and Intertape Polymer Group Inc., a Canadian corporation, and the purchasers named therein. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided by the Note Agreement. Reference is hereby made to the Note Agreement for a statement of


                                  Exhibit A-1-1
such rights and benefits. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in ss.5.18 of the Note Agreement and (ii) to have made the representation set forth in ss.3.2 of the Note Agreement.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Issuer prior to its expressed maturity date except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in the Note Agreement.

         The payment of all principal of, premium, if any, and interest in this Note and the other Notes outstanding under the Note Agreement has been unconditionally guaranteed, and has the benefit of security, in each case as contemplated by the Note Agreement. Reference is hereby made thereto for a statement of the rights and benefits accorded thereby.

         This Note is registered on the books of the Issuer and is transferable only by surrender thereof at the principal office of the Issuer duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, Make-Whole Amount, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.


                                                IPG HOLDINGS LP

                                                BY:      INTERTAPE POLYMER INC.,
                                                         ITS GENERAL PARTNER


                                                By: __________________________
                                                    Name:
                                                    Title:


                                  Exhibit A-1-2

                                                                     EXHIBIT A-2

                [FORM OF SENIOR SECURED NOTE, SERIES B, DUE 2009]


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                                 IPG HOLDINGS LP

             AMENDED AND RESTATED SENIOR SECURED NOTE, SERIES B, DUE
                                  MAY 31, 2009

No. R-[__]                                                                [Date]
$[_______]                                                      PPN: 44981# AF 4


         IPG HOLDINGS LP, a Delaware limited partnership (the "ISSUER"), for value received, hereby promises to pay to [_________________], or its registered assigns, on the 31st day of May, 2009, the principal amount of [__________________] U.S. DOLLARS ($[_________]) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon, computed in the manner provided in
Section 2.1 of the Note Agreement (defined below), payable semiannually on the last day of each May and November in each year (commencing on May 31, 2002) and at maturity. The Issuer agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest, both before and after demand and judgment, at a rate equal to the Applicable Default Rate (as defined in the Note Agreement). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A., in New York, New York or at such other place in the State of New York as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

         This Note is one of an issue of Notes of the Issuer issued in an aggregate principal amount of U.S. $137,000,000, consisting of $25,000,000 in aggregate principal amount of the Issuer's Amended and Restated Senior Secured Notes, Series A, due May 31, 2005 and $112,000,000 in aggregate principal amount of the Issuer's Amended and Restated Senior Secured Notes, Series B, due May 31, 2009 (collectively, as may be amended from time to time, the "NOTES"), pursuant to the terms and provisions of that certain Amended and Restated Note Agreement, dated as of December 20, 2001 (as may be amended from time to time, the "NOTE AGREEMENT"), entered into by the Issuer, Intertape Polymer, Inc., a Canadian corporation and general partner of the Issuer and Intertape Polymer Group Inc., a Canadian corporation, and the purchasers named therein. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided by the Note Agreement. Reference is hereby made to the Note Agreement for a statement of

                                Exhibit 4.6(c)-1
such rights and benefits. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in ss.5.18 of the Note Agreement and (ii) to have made the representation set forth in ss.3.2 of the Note Agreement.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Issuer prior to its expressed maturity date except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in the Note Agreement.

         The payment of all principal of, premium, if any, and interest in this Note and the other Notes outstanding under the Note Agreement has been unconditionally guaranteed, and has the benefit of security, in each case as contemplated by the Note Agreement. Reference is hereby made thereto for a statement of the rights and benefits accorded thereby.

         This Note is registered on the books of the Issuer and is transferable only by surrender thereof at the principal office of the Issuer duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, Make-Whole Amount, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.


                                                 IPG HOLDINGS LP
                                                 BY:     INTERTAPE POLYMER INC.,
                                                         ITS GENERAL PARTNER


                                                 By:  __________________________
                                                      Name:
                                                      Title:


                                Exhibit 4.6(c)-2